                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                          GREENWICH AIR SERVICES, INC.

                                       AND

                                UNC INCORPORATED




                          -----------------------------

                          Dated as of February 13, 1997

                          -----------------------------




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                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----


ARTICLE I


ARTICLE II
    Section 2.1. The Merger   ..............................................5
    Section 2.2. Exchange of Certificates...................................6


ARTICLE III
    Section 3.1. Shareholder Approval.......................................7
    Section 3.2. Time and Place of Closing..................................8


ARTICLE IV
    Section 4.1. Organization and Authority of the Greenwich Companies......8
    Section 4.2. Capitalization.............................................8
    Section 4.3.Authority Relative to this Agreement........................9
    Section 4.4. Consents and Approvals; No Violations......................9
    Section 4.5. Reports      .............................................10
    Section 4.6. Absence of Certain Events.................................10
    Section 4.7. Joint Proxy Statement/Prospectus..........................11
    Section 4.8. Litigation   .............................................11
    Section 4.9. Employee Benefit Plans....................................11
    Section 4.10. Tax Matters .............................................12
    Section 4.11. Compliance with Law......................................12
    Section 4.12. Fees and Expenses of Brokers and Others..................13
    Section 4.13. Accuracy of Information..................................13
    Section 4.14. Absence of Undisclosed Liabilities.......................13
    Section 4.15. Opinion of Financial Advisor.............................13


ARTICLE V
    Section 5.1. Organization and Authority of the UNC Companies...........13
    Section 5.2. Capitalization............................................14
    Section 5.3. Authority Relative to this Agreement......................14
    Section 5.4. Consents and Approvals; No Violations.....................14
    Section 5.5. Reports      .............................................15
    Section 5.6. Absence of Certain Events.................................16
    Section 5.7. Joint Proxy Statement/Prospectus..........................16
    Section 5.8. Litigation   .............................................16
    Section 5.9. Title to and Sufficiency of Assets........................17
    Section 5.10. Contracts   .............................................17
    Section 5.11. Labor Matters............................................17
    Section 5.12. Employee Benefit Plans...................................18
    Section 5.13. Tax Matters .............................................19




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    Section 5.14. Compliance with Law.....................................20
    Section 5.15. Transactions With Affiliates............................20
    Section 5.16. Fees and Expenses of Brokers and Others.................20
    Section 5.17. Accuracy of Information.................................21
    Section 5.18. Absence of Undisclosed Liabilities......................21
    Section 5.19. Opinion of Financial Advisor............................21


ARTICLE VI
    Section 6.1. Conduct of the Businesses of Greenwich and UNC...........21
    Section 6.2. No Solicitation..........................................24
    Section 6.3. The Registration Statement; Listing......................24
    Section 6.4. Access to Information; Confidentiality Agreement.........25
    Section 6.5. Best Efforts ............................................25
    Section 6.6. Consents     ............................................26
    Section 6.7. Public Announcements.....................................26
    Section 6.8. Certain Agreements.......................................26
    Section 6.9. Affiliates   ............................................26
    Section 6.10. Stock Options...........................................26
    Section 6.11. Letter of UNC's Accountants.............................27
    Section 6.12. Letter of Greenwich's Accountants.......................27
    Section 6.13. Opinions of Financial Advisors..........................27
    Section 6.14. Registration Rights.....................................27
    Section 6.15.Indemnification; Insurance...............................31


ARTICLE VII
    Section 7.1.Conditions Precedent to Each Party's Obligation to
                Effect the Merger.........................................32
    Section 7.2.Conditions Precedent to Obligations of UNC................33
    Section 7.3.Conditions Precedent to Obligations of Greenwich..........33


ARTICLE VIII
    Section 8.1.Termination   ............................................34
    Section 8.2.Effect of Termination.....................................35
    Section 8.3.Termination Fee...........................................35
    Section 8.4.Amendment     ............................................36
    Section 8.5.Extension; Waiver.........................................36


ARTICLE IX
    Section 9.1.Survival of Representations and Warranties................36
    Section 9.2.Brokerage Fees and Commissions............................36
    Section 9.3.Entire Agreement; Assignment..............................36
    Section 9.4.Notices       ............................................37
    Section 9.5.Governing Law ............................................37
    Section 9.6.Descriptive Headings......................................37
    Section 9.7.Parties in Interest.......................................38
    Section 9.8.Counterparts  ............................................38
    Section 9.9.Specific Performance......................................38
    Section 9.10.Fees and Expenses........................................38
    Section 9.11.Severability ............................................38

                                    SCHEDULES

Schedule 1.18         Knowledge of Greenwich
Schedule 1.19         Knowledge of UNC
Schedule 1.26A        Partnerships of Greenwich
Schedule 1.26B        Partnerships of UNC
Schedule 1.28         Plan of Merger
Schedule 1.38A        Subsidiaries of Greenwich
Schedule 1.38B        Subsidiaries of UNC
Schedule 3.1A         Certain Shareholders of UNC
Schedule 3.1B         Form of UNC Shareholder Letter
Schedule 4.2          Greenwich Options, Warrants, Subscriptions or Other Rights
Schedule 4.4          Greenwich Required Consents
Schedule 4.10         Tax Matters Concerning Greenwich
Schedule 5.2          UNC Outstanding Options, Warrants,  Subscriptions or Other
                      Rights
Schedule 5.4          UNC Required Consents
Schedule 5.6          Adverse Changes Affecting UNC
Schedule 5.8          UNC Litigation
Schedule 5.9          Certain Permitted Liens
Schedule 5.11         UNC Labor Matters
Schedule 5.12         UNC Benefit Plans
Schedule 5.13         Tax Matters Concerning UNC
Schedule 5.15         Transactions With Affiliates by UNC
Schedule 6.8A         Certain Agreements to be Terminated Prior to Closing
Schedule 6.8B         Amendments to Certain Leases to be Effected Before Closing
Schedule 6.9          Form of UNC Affiliate Letter
Schedule 6.14         Certain UNC Shareholders

                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION , entered into and executed this 13th day of February 1997 (the "Agreement Date"), by and between GREENWICH AIR SERVICES, INC., a Delaware corporation ("Greenwich"), and UNC INCORPORATED, a Delaware corporation ("UNC").

                                    RECITALS

                  A. The respective Boards of Directors of Greenwich and UNC have determined that it is in the best interests of their respective shareholders that the businesses and operations of Greenwich and UNC be combined; and

                  B. The parties have determined that the most practical manner to give effect to such combination is through the merger (the "Merger") of UNC with and into Condor Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Greenwich ("Merger Subsidiary"), with Merger Subsidiary to be the surviving corporation of such Merger; and

                  C. The parties have mutually agreed that each UNC Common Stock Equivalent (as hereinafter defined) shall be valued at not less than $14.00 and shall be converted into shares of Greenwich Class B Stock (as hereinafter defined), subject to the right of such holder of UNC Common Stock Equivalents to receive a portion of the merger consideration in cash, as hereinafter described; and

                  D. For federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  In addition to the other terms defined in this Agreement, as used herein, the following terms shall have the meanings set forth below:

                  Section 1.1. "Agreement" shall mean this Agreement and Plan of Reorganization (including the Recitals hereto), together with the Certificate of Merger and other Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

                  Section 1.2. "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  Section 1.3 "Affiliated Group" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under any domestic or foreign Tax law) of which any of UNC and UNC Subsidiaries or Greenwich and Greenwich Subsidiaries are members.

                  Section 1.4. "Agreement Date Market Value" shall mean $23.1281, being the average of the closing prices of a share of Greenwich Class B Stock, as reported on Nasdaq for the twenty (20) consecutive trading days ending on the trading date immediately prior to the Agreement Date.

                  Section 1.5 "AlliedSignal Agreements" shall mean the collective reference to the following agreements, as amended from time to time:
(a) the Asset and Stock Purchase Agreement, dated May 26, 1994 between LDC Aviation Services, Inc. ("Garrett") and AlliedSignal Corporation ("AlliedSignal"); (b) the agreement dated April 25, 1996 between UNC and AlliedSignal, which expires on December 31, 1997 and authorizes UNC to perform repairs on certain AlliedSignal parts and components; and (c) the operating agreement dated June 24, 1994 between Garrett and AlliedSignal expiring June 30, 2009; copies of all of which AlliedSignal Agreements have been furnished to Greenwich.

                  Section 1.6 "Audited 1996 UNC Financial Statements" shall mean the audited consolidated balance sheet as at December 31, 1996 of the UNC Companies, together with the related audited consolidated statement of income, statement of cash flows and statement of stockholders' equity, and with all applicable notes and schedules, all of which, when issued will have been audited by the UNC Auditors, in accordance with GAAP and Regulation S-X, as promulgated under the Securities Act.

                  Section 1.7 "Base UNC Equity Value" shall mean the product obtained by multiplying (a) $14.00 by (b) the number of UNC Common Stock Equivalents.

                  Section 1.8. "Certificates" has the meaning given in Section 2.6.

                  Section 1.9. "Closing" shall mean the conference held pursuant to Section 10.1, and "Closing Date" shall mean the date on which the Closing occurs.

                  Section 1.10. "Closing Date Market Value" shall mean the average of the closing prices of a share of Greenwich Class B Stock, as reported on Nasdaq for the twenty trading days ending on the trading date immediately prior to the Closing Date.


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



                  Section 1.11. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

                  Section 1.12. "Confidentiality Agreement" shall mean the Confidentiality Agreement dated November 8, 1996 between UNC and Greenwich.

                  Section 1.13. "Constituent Corporations" shall mean UNC and the Merger Subsidiary, which shall be the parties to the Merger.

                  Section 1.14. "Contract" shall mean any contract, agreement, lease, license, arrangement, understanding, relationship or commitment, written or oral.

                  Section 1.15. "DGCL" shall mean the Delaware General Corporation Law, as amended.

                  Section 1.16. "J.P. Morgan" shall mean J.P. Morgan Securities Inc., financial advisors to UNC.

                  Section 1.17. "Effective Time" has the meaning given in
Section 3.1.

                  Section 1.18. "Employee Plan Event" shall mean: (a) with respect to any Employee Plan relating to the operations of any of the UNC Companies, any of the events described in clauses (i) through (xi) below, in each case, as of the date hereof and as of the Closing Date, as applicable:

                  (i) a "reportable event" (within the meaning of Section 4043 of ERISA) for which the requirement of notice within 30 days to the PBGC is not waived or which is described in 29 C.F.R. Section 2615.12 or 2615.15;

                  (ii) the failure to meet the minimum funding standard of
         Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code;

                  (iii) the provision by the administrator of any plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 401(c) of ERISA;

                  (iv) the withdrawal from any plan during a plan year by a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to Section 4062(e) or Section 4063 of ERISA;

                  (v) the institution by the PBGC of proceedings to terminate any plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination or the appointment of a trustee to administer, any plan;

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                  (vi) the imposition of liability pursuant to Section 4064 or
         4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

                  (vii) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any multiemployer plan if there is any potential liability therefor, or the receipt of notice from any multiemployer plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

                  (viii) the occurrence of an act or omission which could give rise to the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, 502(c), 504(1) or 4071 of ERISA in respect of any plan;

                  (ix) the assertion of a material claim (other than routine claims for benefits) against any plan other than a multiemployer plan or the assets of any plan, or against the plan sponsor in connection with any such plan;

                  (x) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to qualify for exemption from taxation under Section 501(a) of the Code;

                  (xi) the imposition of a lien on any assets of the person maintaining or contributing to any plan pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA;

                  Section 1.19. "Employee Plan" shall mean, as of the date hereof and as of the Closing Date, as applicable, any plan, contract, commitment, program, policy, arrangement, understanding or practice providing benefits to any employee, former employee, director or agent of any of the UNC Companies (whether or not the Person maintains, contributes to, or is bound by any such plan, contract, commitment, program, policy, arrangement, understanding or practice, or under which any of the UNC Companies contributes, has contributed or has any obligation to contribute), including, without limitation
(i) any "employee benefit plan" (within the meaning of Section 3(3) of ERISA),
(ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement, understanding or practice, (iii) any plan, contract, commitment, program, policy, arrangement, understanding or practice providing for "fringe benefits" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance, (iv) any Pension Plan, and (v) any Multiemployer Plan.

                  Section 1.20. "Environmental Assessment" shall mean any one or more reviews, studies and/or reports by an independent environmental consultant, which may include, without limitation, one or more Phase I and/or Phase II studies, updates thereof, compliance audits, health and safety audits, and related testing for hazardous substances, toxic substances, hazardous wastes and/or toxic pollutants (as defined under Environmental Laws), for the purpose of determining whether any of the UNC Companies is in compliance with Environmental Laws, and/or whether there exists any condition or circumstance which authorizes or may require any corrective action, cleanup, removal or other remedial action under Environmental Laws on the part of any of the UNC Companies or any Real Estate owned or leased by any of the UNC Companies.

                  Section 1.21. "Environmental Laws" shall mean and include all federal, state and local laws, statutes, regulations, permits, orders, ordinances, codes, rules and other governmental restrictions, requirements and duties, including common law, relating to the treatment, storage, disposal or release of air pollutants, water pollutants or processed waste water or otherwise relating to human health, the environment or hazardous substances, including but not limited to the Federal Solid Waste Disposal Act; the Federal Clean Air Act (including, without limitation, the Clean Air Act Amendments of
1990); the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Toxic Substances Control Act; the Federal Resource Conservation and Recovery Act of 1976; the National Environmental Policy Act; the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and similar state laws, all amendments to any of the foregoing statutes, and all regulations promulgated by any federal or state agencies, including the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect.

                  The terms "hazardous substances", "release", "respond", "response", and all variations and derivatives thereof shall mean and include, without limitation, all radioactive materials, asbestos and asbestos-containing materials, PCBs, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and all substances defined or listed as "hazardous substances", "toxic substances", "hazardous waste", "toxic pollutants" in, or otherwise regulated under any Environmental Law, including, without limitation, the meanings ascribed to them in CERCLA.

                  Section 1.22. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  Section 1.23. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  Section 1.24. "Exchange Agent" shall mean any trust company who shall be designated by Greenwich to act in such capacity as contemplated by
Section 2.7 hereof.

                  Section 1.25. "Exercised Stock Option Shares" shall mean the shares of UNC Common Stock actually issued or issuable under outstanding Stock Options which (a)

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have been exercised by the holders prior to the Closing Date, and (b) are not otherwise included in the calculation of the number of issued and outstanding shares of UNC Common Stock on the Agreement Date set forth in Section 5.2.

                  Section 1.26. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

                  Section 1.27. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

                  Section 1.28 "Greenwich" shall mean Greenwich Air Services, Inc., a Delaware corporation.

                  Section 1.29. "Greenwich Businesses" shall mean, as of the date specified, the collective reference to the Greenwich Commercial Aircraft Business, the Greenwich Government Business and the Greenwich Aeroderivative Business, as presently conducted by the Greenwich Companies and their respective business operations.

                  Section 1.30. "Greenwich Class A Stock" shall mean the Class A voting common stock, $.01 par value per share, of Greenwich.

                  Section 1.31 "Greenwich Class B Stock" shall mean the Class B nonvoting common stock of Greenwich, $.01 par value per share.

                  Section 1.32 "Greenwich Commercial Aircraft Business" shall mean the overhaul, maintenance and repair of commercial gas turbine aircraft engines conducted at the engine service centers of the Greenwich Companies located in Miami, Florida, Dallas, Texas, Ft. Worth, Texas, McAllen, Texas, East Granby, Connecticut and Prestwick, Scotland.

                  Section 1.33. "Greenwich Companies" shall mean Greenwich, its Subsidiaries and any Partnerships in which it has an interest.

                  Section 1.34 "Greenwich Securities Offering" shall mean the public or private offering, for cash, of shares of Greenwich Class B Stock and/or other Greenwich securities contemplated by Section 6.21 of this Agreement, whether pursuant to a Registration Statement on Forms S-1 or S-3 (or other applicable form for the registration of securities) or pursuant to an applicable exemption from the registration requirements under the Securities Act.

                  Section 1.35. "Greenwich Financial Statements" shall mean (a) the audited consolidated balance sheet of Greenwich as of September 30, 1996, and the audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year

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then ended, together with the notes thereto, and (b) all other subsequent interim unaudited quarterly financial statements of Greenwich and Greenwich SEC Reports, true and correct copies of which have been provided by Greenwich to UNC.

                  Section 1.36 "Greenwich Government Business" shall mean the aircraft engine maintenance and repair programs managed and operated by the Greenwich Companies for domestic and foreign governments and military agencies.

                  Section 1.37 "Greenwich Aeroderivative Business" shall mean the overhaul, maintenance and repair of gas turbine engines used for industrial and marine applications, and the management, sale, installation and maintenance of power stations.

                  Section 1.38 "Greenwich Material Adverse Effect" shall mean any circumstances, change in, or effect on, the Greenwich Companies, when taken as a consolidated whole, or affecting the Greenwich Commercial Aircraft Business, the Greenwich Government Business or the Greenwich Aeroderivative Business, whether individually or collectively as to any one or more of such Greenwich Businesses, which is, or could reasonably be expected to in the future be, materially adverse to the operations, assets or liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Greenwich Companies or any one or more of the Greenwich Businesses, whether individually or taken as a consolidated whole with respect to the Greenwich Companies.

                  Section 1.39 "Greenwich Subsidiary" or "Greenwich Subsidiaries" shall mean the singular or plural reference, as the case may be, to any one or more direct or indirect Subsidiaries of Greenwich, all of which are listed (including their states of incorporation and percentage of outstanding capital stock directly or indirectly beneficially owned by Greenwich) on Schedule 1.39.

                  Section 1.40. "Greenwich SEC Reports" shall mean (a) Greenwich's Annual Reports on Form 10-K for the fiscal years ended September 30, 1996, September 30, 1995, and September 30, 1994; and (b) all other documents, reports and registration statements filed by Greenwich under the Exchange Act or the Securities Act.

                  Section 1.41 "Indebtedness" shall mean, with respect to UNC, any UNC Subsidiary and the UNC Companies, as a consolidated whole, as applicable
(a) all indebtedness, whether or not contingent, for borrowed money, (b) all obligations for the deferred purchase price of property or services except trade accounts payable and accrued liabilities that arise in the ordinary course of business, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations as lessee under

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leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends but only to the extent such obligation is payable (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any other Person or (iii) upon the occurrence of a condition not solely within their control, such as a redemption required to be made out of future earnings, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner or in effect guaranteed directly or indirectly through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property (including, without limitation, accounts and contract rights) owned, even though payment of such Indebtedness has not been assumed or become a liability.

                  Section 1.42. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  Section 1.43. "IRS" shall mean the Internal Revenue Service.

                  Section 1.44. "Joint Proxy Statement/Prospectus" shall mean the Joint Proxy Statement/Prospectus of Greenwich and UNC included in the Registration Statement and distributed to the stockholders of each company in connection with the Stockholders Meetings.

                  Section 1.45 "Knowledge of Greenwich" shall mean the actual knowledge, after due inquiry, of those officers of Greenwich identified on
Schedule 1.45.

                  Section 1.46. "Knowledge of UNC" shall mean the actual knowledge, after due inquiry, of those officers of UNC identified on Schedule 1.46.

                  Section 1.47. "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

                  Section 1.48. "Merger" shall have the meaning given in Section
2.1 hereof.

                  Section 1.49. "Merger Subsidiary" shall mean Condor Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Greenwich.

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                  Section 1.50 "Multiemployer Plan" shall mean an Employee Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, to which any of the Sellers or Businesses contributes or has contributed or has or has had an obligation to contribute.

                  Section 1.51. "Nasdaq" shall mean The Nasdaq National Market.

                  Section 1.52. "NYSE" shall mean The New York Stock Exchange, Inc.

                  Section 1.53. "Partnership" shall mean any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships"), all of such Partnerships of Greenwich being listed on Schedule 1.53A attached hereto and all of such Partnerships of UNC being listed on
Schedule 1.53B attached hereto.

                  Section 1.54 "Pension Plan" shall mean an Employee Plan, other than a Multiemployer Plan, that is either (a) covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code, or (b) an Employee Plan in the nature of a defined contribution or defined benefit pension plan under the laws of the United Kingdom and/or Scotland.

                  Section 1.55 "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

                  Section 1.56. "Permits" shall mean permits, licenses and governmental authorizations, registrations and approvals.

                  Section 1.57. "Certificate of Merger" shall mean the certificate of merger between UNC and the Merger Subsidiary, in form and content reasonably satisfactory to counsel to UNC and Greenwich.

                  Section 1.58. "Preferred Stock Conversion Shares" shall mean the 3,571,429 shares of UNC Common Stock issuable upon conversion into UNC Common Stock of all of the 250,000 issued and outstanding shares of UNC Series B Preferred Stock (subject to adjustment of such number of Preferred Stock Conversion Shares as provided in the Series B Preferred Stock Purchase Agreement).

                  Section 1.59. "Registration Statement" shall mean, as applicable (a) the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, to be filed with the SEC with respect to the Merger and the Greenwich Class B Stock to be offered to the holders of UNC Common Stock Equivalents in the Merger; and (b) the Registration Statement on Form S-1 or Form S-3, to be filed by Greenwich with the SEC with respect to the Greenwich Class B Stock to be offered to the public for cash, as contemplated by
Section 6.21 hereof.

                  Section 1.60 "Real Estate" shall mean, with respect to any of the UNC Companies, as applicable, all of the fee or leasehold ownership right, title and interest of such UNC Company, in and to all real estate and improvements owned or leased by any of the UNC Companies and which is used by any of the UNC Companies in connection with the operation of the UNC Businesses, including without limitation, all of the real estate and improvements described on Schedule 1.60.

                  Section 1.61 [intentionally omitted].

                  Section 1.62 "Schedules" shall mean the schedules prepared by UNC and Greenwich, respectively, annexed to this Agreement and made a part hereof, as the same may be modified or updated by agreement of the parties through and including the Closing Date. A disclosure contained in any one Schedule shall be deemed to be a disclosure for any and all purposes hereunder.

                  Section 1.63. "SEC" shall mean the Securities and Exchange Commission.

                  Section 1.64 "Securities Act" shall mean the Securities Act of 1933, as amended.

                  Section 1.65. "Series B Preferred Stock Purchase Agreement" shall mean the securities purchase agreement, dated as of October 4, 1995, between UNC and Network III Holdings, LDC, Gildea Investment Company, Iron City Partners, Inc., Ariel Fund Ltd. and Pequod Investments, L.P., pursuant to which UNC sold for $25 million an aggregate of 250,000 shares of UNC Series B Preferred Stock.

                  Section 1.66 "Stock Options" shall mean the collective reference to (a) the various types of UNC stock options which are authorized for issuance under the Stock Option Plans, and (b) the outstanding warrants to purchase shares of UNC Common Stock, all of which are reflected on Schedule 5.2.

                  Section 1.67 "Stock Option Plans" shall mean the individual and collective reference to all qualified and nonqualified stock option plans, incentive stock option plans, non-employee directors' stock option plans and other rights to purchase shares of UNC Common Stock granted to employees, and which are summarized and disclosed on Schedule 5.2.

                  Section 1.68. "Stockholders Meetings" shall mean, collectively, the special or annual meeting of stockholders of Greenwich and the special or annual meeting of stockholders of UNC called pursuant to Section 3.1 hereof to consider and approve the transactions contemplated herein, and any adjournments thereof.

                  Section 1.69. "Subsidiary" shall mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively, "Subsidiaries"), all of the Subsidiaries of Greenwich being listed on Schedule 1.39 and all of the Subsidiaries of UNC being listed on Schedule 1.84.

                  Section 1.70. "UNC" shall mean UNC Incorporated, a Delaware corporation.

                  Section 1.71 "UNC Lear Siegler Business" shall mean the provision of contract services to United States and foreign military and other government agencies, consisting primarily of aircraft maintenance and pilot training.

                  Section 1.72 "UNC Businesses" shall mean, as of the specific date referenced, the collective reference to the UNC Garrett Business, the UNC Manufacturing Business and the UNC Lear Siegler Business, as presently conducted by the UNC Companies and their respective business operations.

                  Section 1.73. "UNC Common Stock" shall mean the Common Stock, $0.20 par value per share, of UNC.

                  Section 1.74. "UNC Common Stock Equivalents" shall mean the securities representing the total of the following (i) the shares of UNC Common Stock issued and outstanding on the Agreement Date (exclusive of Treasury Shares), (ii) the Preferred Stock Conversion Shares, and (iii) the Exercised Stock Option Shares.

                  Section 1.75. "UNC Companies" shall mean UNC, its Subsidiaries and the Partnerships in which it has an interest.

                  Section 1.76. "UNC Financial Statements" shall mean (a) the audited consolidated balance sheet of UNC as of December 31, 1995, and the audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, together with the notes thereto, and (b) all other subsequent interim unaudited quarterly financial statements of UNC, through and including the four quarters ended December 31, 1996, and (c) the UNC SEC Reports, true and correct copies of which have been provided by Greenwich to UNC.

                  Section 1.77. "UNC Garrett Business" shall mean the overhaul, maintenance and repair of gas turbine aircraft and aircraft engines and accessories, airframe retrofits and completion and spare parts distribution, primarily for business aircraft.

                  Section 1.78. "UNC Manufacturing Business" shall mean the provision of specialized aviation product manufacturing and repair services on an outsourced basis for the major engine and airframe OEMs and the provision of manufactured products and repairs directly to the United States military.

                  Section 1.79. "UNC Material Adverse Effect" shall mean any circumstances, change in, or effect on, the UNC Companies, when taken as a consolidated whole, or affecting the

Garrett Aviation Services Business, UNC Lear Siegler Business or UNC Manufacturing Business, whether individually or collectively as to any one or more of such UNC Businesses, which is, or could reasonably be expected to in the future be, materially adverse to the operations, assets or liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial budgets and forecasts or the business prospects and condition (financial or otherwise) of the UNC Companies or any one or more of UNC Businesses, whether individually or taken as a consolidated whole with respect to the UNC Companies.

                  Section 1.80. "UNC Material Contracts" shall mean the types of Contracts referred to in Section 5.10 of this Agreement to which UNC or any of UNC Subsidiaries is a party signatory, including, without limitation, the AlliedSignal Agreements.

                  Section 1.81. "UNC Notes" shall mean the collective reference to (a) UNC's 9-1/8% $100 million principal amount Senior Notes Due 2003, (b) UNC's 11% $125 million principal amount Senior Subordinated Notes Due 2006, and
(c) UNC's 7-1/2% $64.8 million Junior Convertible Subordinated Debentures Due 2006.

                  Section 1.82. "UNC Preferred Stock" shall mean the collective reference to 12,000,000 authorized shares of UNC preferred stock, $1.00 par value per share, of which (a) 250,000 shares of Series A Junior Participating Preferred Stock are authorized for issuance, (b) 250,000 shares of UNC Series B Preferred Stock are authorized, and (c) 250,000 of Series C Senior Cumulative Preferred Stock are authorized .

                  Section 1.83. "UNC Series B Preferred Stock" shall mean the 250,000 authorized, issued and outstanding shares of Series B senior cumulative convertible UNC Preferred Stock, par value $1.00 per share.

                  Section 1.84 "UNC Subsidiary" or "UNC Subsidiaries" shall mean the singular or plural reference, as the case may be, to any one or more direct or indirect Subsidiaries of UNC, all of which are listed (including their states of incorporation and percentage of outstanding capital stock directly or indirectly beneficially owned by UNC) on Schedule 1.84.

                  Section 1.85. "UNC SEC Reports" shall mean (a) UNC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993, and (b) all other documents, reports and registration statements filed by UNC with the SEC pursuant to the Exchange Act and the Securities Act.

                  Section 1.86. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

                  Section 1.87. "Tax Return" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes or the UNC Benefit Plans.

                  Section 1.88. "Salomon" shall mean Salomon Brothers, Inc., financial advisors to Greenwich.


                                   ARTICLE II
                                   THE MERGER

                  Section 2.1. The Merger.

                           (a) Greenwich has formed Merger Subsidiary as a
wholly-owned subsidiary under the laws of the State of Delaware. Subject to the terms and conditions of this Agreement, Greenwich will cause Merger Subsidiary to execute and deliver the Certificate of Merger, and Greenwich, as the sole stockholder of Merger Subsidiary, will approve the execution, delivery and performance of the Certificate of Merger by Merger Subsidiary.

                           (b) Subject to the terms and conditions of this
Agreement and the Certificate of Merger, at the Effective Time, UNC shall be merged into Merger Subsidiary and the separate existence of UNC shall thereupon cease, with Merger Subsidiary being the surviving corporation in the Merger (the "Surviving Corporation"). Upon the effectiveness of the Merger, Merger Subsidiary shall possess all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any Real Estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                           (c) The Certificate of Merger shall be in form and
substance satisfactory to the parties hereto and their respective legal counsel.

                           (d) The Certificate of Incorporation of Merger
Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended to read as follows:

                  "FIRST: The name of the Corporation is UNC Incorporated"

and thereafter may be amended in accordance with its terms and as provided by law.

                           (e) The Bylaws of the Merger Subsidiary as in effect
at the Effective Time shall be the Bylaws of the Surviving Corporation.

                           (f) The entire board of directors of the Surviving
Corporation shall consist of (i) the existing directors of Merger Subsidiary at the Effective Time (the "Merger Subsidiary Board"), and (ii) those additional persons who are listed in Schedule 2.1(f) or who are otherwise acceptable to a majority of the members of the Merger Subsidiary Board (collectively, with the Merger Subsidiary Board, the "Surviving Corporation Board"). The members of the Surviving Corporation Board shall serve until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. All of the members of the Board of Directors of UNC shall tender their written resignations effective as of the Effective Time.

                           (g) The officers of the Surviving Corporation shall
initially consist of the persons listed in Schedule 2.1(g) or such other persons acceptable to the Surviving Corporation Board; which officers shall serve until their successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                  Section 2.2 Merger Consideration.

                           (a) Base UNC Equity Value. It is the intention of the
parties hereto that, as of the Effective Time, by virtue of the Merger and without any action on the part of any holder: (i) all holders of the UNC Common Stock Equivalents as at the Effective Time shall be entitled to receive, in the manner and subject to the adjustments set forth in Section 2.3, aggregate consideration (the "Merger Consideration") which shall be calculated based on the Base UNC Equity Value; and (ii) each such holder of UNC Common Stock Equivalents shall be entitled to receive, in the manner and subject to the adjustments set forth in Section 2.3, aggregate Merger Consideration equal to not less than the number of UNC Common Stock Equivalents owned of record by such holder on the Closing Date, multiplied by the Base UNC Equity Value Per Share. As used herein, the term "Base UNC Equity Value Per Share" shall mean (x) the Base UNC Equity Value divided by (y) the aggregate number of UNC Common Stock Equivalents outstanding on the Closing Date.

                           Based upon the 18,276,681 shares of UNC Common Stock
issued and outstanding (other than Treasury Shares, as hereinafter defined) and the 3,571,429 Preferred Stock Conversion Shares issuable as at December 31, 1996, such Base UNC Equity Value would have been $305,873,540 on such date, before giving effect to adjustments in such Base UNC Equity Value resulting from
(i) adjustments to the aggregate number of issuable Preferred Stock Conversion Shares as provided in the Series B Preferred Stock Purchase Agreement, and (ii) Exercised Stock Option Shares.

                           In addition to such Base UNC Equity Value, all
holders of UNC Common Stock Equivalents shall be entitled, to the limited extent set forth in Section 2.3(b) below, to participate in certain appreciation, if any, in the market value of shares of Greenwich Class B Stock between the Agreement Date and the Closing Date.

                           (b) Payment of Merger Consideration. Greenwich shall
pay the Merger Consideration to the holders of UNC Common Stock Equivalents solely in shares of Greenwich Class B Stock; provided, that, subject to the limitations and conditions hereinafter set forth, the holders of UNC Common Stock Equivalents may, pursuant to the procedures set forth in Section 2.7 hereof, elect prior to the Closing Date to receive all or any portion of their Merger Consideration in cash. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, in no event shall Greenwich be obligated to pay an aggregate amount in cash for all of such UNC Common Stock Equivalents (the "Cash Merger Consideration") which shall be greater than fifty (50%) percent of the Base UNC Equity Value (the "Maximum Required Cash Merger Consideration"); provided, that Greenwich may, in its sole and absolute discretion, pay Cash Merger Consideration in an aggregate amount up to sixty (60%) percent of the Base UNC Equity Value; provided, further, that, as a condition to Greenwich's making aggregate payments of the Cash Merger Consideration in amounts exceeding the Maximum Required Cash Merger Consideration, (i) holders of a sufficient number of shares of UNC Common Stock Equivalents shall have elected to receive Cash Merger Consideration, and (ii) UNC shall have received a legal opinion from counsel acceptable to it to the effect that payment of Cash Merger Consideration in an aggregate amount equal to more than fifty (50%) percent of the Base UNC Equity Value will not adversely affect the Merger qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

                  Section 2.3 Exchange Ratio.

                           (a) Each holder of UNC Common Stock Equivalents shall
be entitled to receive on the Effective Date, without any further action on such holder's part, that number of shares of Greenwich Class B Stock as shall be determined by multiplying (i) the number of UNC Common Stock Equivalents held by such holder by (ii) the Exchange Ratio (as hereinafter defined).

                           (b) For purposes hereof, "Exchange Ratio" shall mean
the fraction (expressed as a decimal to the nearest ten thousandth) determined as follows:

                                    (i) If the Closing Date Market Value is less
than or equal to $24.86, the Exchange Ratio shall be (A) the Base UNC Equity Value Per Share divided by (B) the Closing Date Market Value; or

                                    (ii) If the Closing Date Market Value
exceeds $24.86 but is less than or equal to $28.59, the Exchange Ratio shall be 0.5632; or

                                    (iii) If the Closing Date Market Value
exceeds $28.59, then the Exchange Ratio shall be (A) 115% of the Base UNC Equity Value per Share divided by (B) the Closing Date Market Value.

                  Section 2.4 Conversion of Securities. The Merger Consideration shall be issuable on the Effective Time and allocated in the manner hereinafter set forth.

                           (a) Merger Subsidiary Shares. All issued and
outstanding shares of capital stock of Merger Subsidiary shall be converted into 1,000 issued and outstanding shares of common stock, $.01 par value per share, of the Surviving Corporation.

                           (b) Treasury Shares. All issued and outstanding
shares of UNC Common Stock which are held by UNC, any Subsidiary of UNC, Greenwich, Merger Subsidiary or any other Subsidiary of Greenwich (collectively, the "Treasury Shares") shall be canceled.

                           (c) Outstanding UNC Common Stock Equivalents. All
remaining issued and outstanding shares of UNC Common Stock Equivalents (other than Dissenting Shares, as hereinafter defined) shall be canceled and converted into the right to receive, in full consideration of such shares of UNC Common Stock Equivalents (i) shares of Greenwich Class B Stock as determined in Section
2.3 or (ii) to the extent elected by a holder of such shares (and available for payment on a pro-rata basis as hereinafter provided), cash at the rate of the Base UNC Equity Value Per Share (regardless of the Exchange Ratio then in effect).

                           (d) Allocation of Cash Merger Consideration. The Cash
Merger Consideration shall be allocated by the Exchange Agent among each holder of UNC Common Stock Equivalents, on an equitable pro-rata basis, based upon the aggregate amount by which the Maximum Required Cash Merger Consideration shall be less than the aggregate amount in Cash Merger Consideration which all holders of UNC Common Stock Equivalents shall request to receive hereunder as Merger Consideration. To the extent that the requested amount of Cash Merger Consideration shall be greater than the Maximum Required Cash Merger Consideration (subject to increase of such amount to up to sixty (60%) percent of the Base UNC Equity Value, as hereinabove provided), the actual Cash Merger Consideration to be received following the Effective Date by each holder of UNC Common Stock Equivalents shall be proportionately reduced by allocating the Maximum Required Cash Merger Consideration among all holders of UNC Common Stock Equivalents, based upon a percentage equal to (i) the amount by which the Cash Merger Consideration requested by each holder of UNC Stock Equivalents bears to
(ii) the amount of Cash Merger Consideration requested by all holders of UNC Stock Equivalents.

                           (e) Dissenting Shares. Notwithstanding the foregoing
provisions or any other provision of this Agreement to the contrary, in the event, and only in the event, that the Merger is approved by less than 90% of the outstanding UNC Common Stock Equivalents entitled to vote at the UNC Stockholders' Meeting, UNC Common Stock Equivalents held by any holder who shall have taken the necessary steps under the DGCL to dissent and demand payment and is otherwise entitled to such payment under the DGCL, if the DGCL provides for such payment in connection with the Merger ("Dissenting Shares") shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal with the consent of UNC, if required by the DGCL, or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw his or her demand for such appraisal with the consent of UNC, if required by the DGCL, or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive Merger Consideration as provided above. UNC shall give Greenwich (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by UNC, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. UNC will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Greenwich, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such a holder under Section 262 of the DGCL.

                           (f) Stock Options. All unexercised UNC Stock Options
which shall be outstanding as at the Closing Date shall be canceled and converted into the right to receive, in full consideration of such securities, either (i) a cash payment equal to the product of multiplying: (A) the aggregate number of shares of UNC Common Stock issuable upon exercise of such unexercised UNC Stock Options (the "Unexercised Option Shares"), by (B) the difference between $14.00 and the applicable exercise price per share attributable to such Unexercised Option Shares (the "Spread"), or (ii) at Greenwich's election, that number of shares of Greenwich Class B Stock which shall be equal to the number of Unexercised Option Shares, multiplied by the Exchange Ratio multiplied by a fraction, the numerator of which is the Spread and the denominator of which is 14 (the "Cashless Exercise").

                  Section 2.5 Adjustment for Stock Splits, Stock Combination, Dividends and Distributions. In the event and to the extent that:

                  (i) Greenwich at any time between the Agreement Date and the Effective Time of the Merger shall effect a subdivision of its outstanding shares of Greenwich Common Stock by any manner, the Exchange Ratio then in effect immediately before the subdivision shall be proportionately increased and the share totals resulting therefrom (the "Greenwich Stock Amounts") then in effect immediately before the subdivision shall be proportionately increased, and conversely, if Greenwich at any time between the date of this Agreement and the Effective Time shall combine outstanding shares of Greenwich Common Stock into a smaller number of shares, all of the Greenwich Exchange Ratios then in effect immediately before the combination shall be proportionately decreased and the Greenwich Stock Amounts then in effect immediately before such combination shall be proportionately decreased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective, as the case may be.

                  (ii) Greenwich at any time between the Agreement Date and the Effective Time of the Merger make or issue, or fix a record date for the determination of holders of Greenwich Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Greenwich Common Stock, then and in each such event:

                           (A) the Greenwich Exchange Ratios in effect immediately prior to the issuance of such share dividend or distribution or, in the event a record dated is fixed, as of the close of business on such record date, as the case may be, shall be decreased, by multiplying the Greenwich Exchange Ratios then in effect immediately before the issuance or fixing of the record date, as the case may be, by a fraction (x) the numerator of which is the total number of shares of Greenwich Common Stock issued and outstanding immediately prior to the time of such issuance or the fixing of such record date, and (y) the denominator of which shall be the total number of shares of Greenwich Class B Stock issued and outstanding immediately prior to the time of such issuance or the fixing of such record date plus the number of shares of Greenwich Common Stock issuable in payment of such dividend or distribution; and

                           (B) The Greenwich Stock Amounts then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Greenwich Stock Amounts then in effect by a fraction
                           (x) the numerator of which is the total number of shares of Greenwich Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Greenwich Common Stock issuable in payment of such dividend or distribution, and (y) the denominator of which shall be the total number of shares of Greenwich Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

provided, however, that if such record date if fixed, the adjustments pursuant to this Section 2.5 are made and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Exchange Ratio and the Greenwich Stock Amounts shall be recomputed accordingly as of the close of business on date fixed for the dividend or distribution, as the case may be, and thereafter the Exchange Ratio and Greenwich Stock Amounts shall be adjusted pursuant to this subjection as of the time of actual payment of such dividends or distributions.

                  Section 2.6 Fractional Shares. No fraction of a share of Greenwich Class B Stock shall be issued in connection with the conversion of UNC Common Stock in the Merger and the distribution of Greenwich Class B Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest) equal to the same fraction of the Closing Date Market Value of a full share of Greenwich Class B Stock.

                  Section 2.7. Exchange of Certificates.

                           (a) Before the Effective Time, Greenwich shall
appoint the Exchange Agent to act as the exchange agent in connection with the Merger. Not less than thirty (30) days prior to the Effective Time, UNC and Greenwich shall jointly prepare written instructions (which shall be included as an exhibit to the Joint Proxy Statement/Prospectus) to each holder of UNC Common Stock Equivalents setting forth the terms of this Agreement and the method by which each such holder may elect to receive Merger Consideration in the form of shares of Greenwich Class B Stock and Cash Merger Consideration. From and after the Effective Time, each holder of a certificate which immediately before the Effective Time represented outstanding shares of UNC Common Stock (a "UNC Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (i) payment of the applicable amount of Cash Merger

Consideration attributable to such shares of Common Stock Equivalents, and (ii) a certificate or certificates representing the number of whole shares of Greenwich Class B Stock into which such holder's Common Stock Equivalents were converted in the Merger (together with cash in lieu of fractional shares). Immediately before the Effective Time, Greenwich will deliver to the Exchange Agent, in trust for the benefit of the holders of UNC Common Stock Equivalents, shares of Greenwich Class B Stock (together with cash in immediately available funds in an amount sufficient to pay the aggregate Cash Merger Consideration and cash in lieu of fractional shares, as provided in Section 2.6) necessary to make the exchanges contemplated hereby on a timely basis.

                           (b) Promptly after the Effective Time, the Exchange
Agent shall mail to each record holder of UNC Common Stock Equivalents as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each UNC Certificate shall pass, only upon proper delivery of such UNC Certificate to the Exchange Agent) and instructions for use in effecting the surrender of UNC Certificates in exchange for payment of the shares of Greenwich Class B Stock (together with cash in lieu of fractional shares) and the applicable amount of Cash Merger Consideration. Upon surrender to the Exchange Agent of a UNC Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such UNC Certificate shall be entitled to receive in exchange therefor the applicable number of shares of Greenwich Class B Stock (together with cash in lieu of fractional shares) and such holder's applicable Cash Merger Consideration, and such UNC Certificate shall forthwith be canceled. No holder of a UNC Certificate shall be entitled to receive any dividend or other distribution from Greenwich with respect to the shares of Greenwich Class B Stock receivable upon surrender of such UNC Certificate until such holder's UNC Certificate has been surrendered for a certificate or certificates representing shares of Greenwich Class B Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Greenwich Class B Stock represented by the certificates issued upon surrender. If payment of the cash portion of the Merger Consideration per share of UNC Common Stock and/or per share of UNC Series B Preferred Stock or delivery of Greenwich Class B Stock is to be made to a person other than the person in whose name the UNC Certificate surrendered is registered or if any certificate for shares of Greenwich Class B Stock is to be issued in a name other than that in which the UNC Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the UNC Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the UNC Certificate surrendered or establish to the satisfaction of Greenwich that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.7, each UNC Certificate shall represent for all purposes only the right to receive payment of the shares of Greenwich Class B Stock (and cash in lieu of fractional shares) and cash portion of the Merger Consideration as provided in Section 2.2, without any interest thereon.

                           (c) After the Effective Time, there shall be no
transfers on the stock transfer books of UNC of the shares of UNC Common Stock or shares of UNC Series B Preferred Stock that were outstanding immediately before the Effective Time. If, after the

Effective Time, UNC Certificates are presented to Greenwich or UNC for transfer, they shall be cancelled and exchanged for payment of the shares of Greenwich Class B Stock (and cash in lieu of fractional shares) and applicable amount of per share cash Merger Consideration as provided in Section 2.3, in accordance with the procedures set forth in this Section 2.7.

                           (d) Any shares of Greenwich Class B Stock (and any
accrued dividends and distributions thereon), and any cash delivered to the Exchange Agent for payment of the applicable per share cash Merger Consideration or payment in lieu of fractional shares, that remain unclaimed by the former stockholders of UNC on the first anniversary of the Effective Time shall be delivered by the Exchange Agent to Greenwich. Any former stockholders of UNC who have not theretofore complied with this Section 2.7 shall thereafter look only to Greenwich for satisfaction of their claim for the consideration set forth in the Certificate of Merger, without any interest thereon.

                           (e) Notwithstanding the foregoing, neither Greenwich
nor UNC shall be liable to any holder of shares of UNC Common Stock or UNC Series B Preferred Stock for any payment of the per share cash portion of the Merger Consideration or for any shares of Greenwich Class B Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.8 Transfer Taxes. If any cash to be paid in the Merger is to be paid to a person other than the holder in whose name the certificate representing shares of UNC Common Stock or Series B Preferred Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                                   ARTICLE III
                              STOCKHOLDER APPROVAL

                  Section 3.1. Stockholder Approval.

                           (a) This Agreement shall be submitted for
consideration and approval to the holders of shares of Greenwich Class A Stock at a special or annual meeting of stockholders duly held for such purpose by Greenwich.

                           (b) This Agreement and the Certificate of Merger
shall be submitted for consideration and approval to the holders of shares of UNC Common Stock and, to the extent required by applicable Law, the holders of shares of UNC Series B Preferred Stock, at a special or annual meeting of stockholders duly held for such purpose by UNC. Each of the stockholders of UNC identified in Schedule 3.1A has duly executed and delivered to Greenwich a letter agreement in the form of Schedule 3.1B with respect to, among other things, such stockholder's agreement to vote all shares of UNC Common Stock over which such stockholder exercises voting control for approval of this Agreement and the Certificate of Merger at the UNC Stockholders Meeting.

                           (c) UNC and Greenwich shall each promptly call a
meeting of its stockholders for the purpose of voting upon this Agreement and the Merger and UNC and Greenwich each agrees that this Agreement and the Merger shall be submitted at a meeting of the stockholders of UNC and UNC shall take all steps necessary to duly call, give notice of, convene, and hold such meetings (the "Stockholders' Meeting"). The Stockholders' Meeting shall be held as soon as practicable following the date upon which the Registration Statement of which the Joint Proxy Statement/Prospectus shall constitute a part shall be declared effective by the SEC.

                  Section 3.2 Effective Time of the Merger. Greenwich and UNC shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof. The respective Boards of Directors of Greenwich and UNC shall recommend that their respective stockholders approve this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. On the first business day on or by which (i) this Agreement and the Certificate of Merger have been duly approved by the requisite vote of the holders of shares of Greenwich Class A Stock and UNC Common Stock, and (ii) the Closing of the transactions contemplated by this Agreement and the Certificate of Merger shall have occurred, or such later date as shall be agreed upon by Greenwich and UNC, a Certificate of Merger shall be filed in accordance with the DGCL, and the Merger shall become effective in accordance with the terms of the Certificate of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF GREENWICH

                  Greenwich represents and warrants to UNC as follows:

                  Section 4.1. Organization and Authority of the Greenwich Companies. Each of the Greenwich Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Greenwich Companies has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Greenwich Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Greenwich Material Adverse Effect. Schedule 1.39 constitutes a true and complete list of all of the Subsidiaries of Greenwich, and Schedule 1.53A constitutes a true and complete list of all of the Partnerships in which Greenwich has an interest. The copies of the Amended and Restated Certificate of Incorporation and the Bylaws of Greenwich which have been delivered to UNC are complete and correct and in full force and effect on the date hereof.

                  Section 4.2. Capitalization.

                           (a) As of the date hereof, the authorized capital
stock of Greenwich consists of (i) 25,000,000 shares of Class A Stock, of which, as of December 13, 1996, 6,971,213 shares of Greenwich Class A Stock were issued and outstanding and 2,900 shares were held in treasury, (ii) 25,000,000 shares of Class B Stock of which, as of December 13, 1996, 9,778,176 shares of Class B Stock were issued and outstanding and 36,262 shares were held in treasury, (iii) 2,500,000 shares of preferred stock, par value $.01 per share, issuable in such series and with such rights and designations as the Board of Directors of Greenwich may, from time to time determine (the "Greenwich Preferred Stock"), of which, as of September 30, 1996, no shares of Greenwich Preferred Stock were issued and outstanding. All shares of Greenwich Class A Stock and Class B Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of, or subject to, any preemptive rights. All publicly traded shares of Greenwich Class A Stock and Greenwich Class B Stock have been approved for trading on Nasdaq.

                           (b) Except as set forth in Schedule 4.2, as of
September 30, 1996, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character relating to the issued or unissued capital stock of Greenwich or any of the Greenwich Subsidiaries or obligating Greenwich or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interests in, Greenwich or of any of its Subsidiaries or securities convertible into or exchangeable for such shares, or equity interests or obligating Greenwich or any of its Greenwich Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, commitment, understanding or restriction. As of the date of this Agreement, except as set forth in
Schedule 4.2, there are no contractual obligations of Greenwich or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Greenwich or any of its Subsidiaries. Since September 30, 1996 and prior to the date hereof, no shares of Greenwich Common Stock have been issued except issuances of shares reserved for issuance as described above or otherwise issued in the ordinary course of business.

                           (c) The authorized capital stock of the Merger
Subsidiary consists of 1,000 shares of common stock, no par value per share, of which, as of the date hereof, 100 shares were issued and outstanding and owned directly by Greenwich. Merger Subsidiary has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business and incurred no liabilities other than in connection with this Agreement and the transactions contemplated hereby.

                           (d) Except as contemplated by this Agreement or in
the Greenwich SEC Reports, there are, as of the date hereof, no shares of capital stock of Greenwich or Merger Subsidiary authorized or outstanding, and there are no outstanding subscriptions, options, conversion or exchange rights, warrants or other agreements, claims or commitments obligating Greenwich or Merger Subsidiary or any of their respective Subsidiaries to issue, transfer, deliver or sell or issue additional shares of the capital stock of Greenwich or Merger Subsidiary or obligating Greenwich or Merger Subsidiary or any of their respective Subsidiaries to grant, extend or enter into any such agreement or commitment.

                           Section 4.3. Authority Relative to this Agreement.
The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Greenwich are within the corporate power of Greenwich. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Greenwich and no other corporate proceedings on the part of Greenwich are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the approval of the transactions contemplated in this Agreement by a majority of the total votes cast by holders of Greenwich Class A Stock at the Greenwich Stockholders Meeting contemplated by the Joint Proxy Statement/Prospectus). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Greenwich and (assuming the due authorization, execution and delivery hereof and thereof by UNC) constitute or will constitute valid and binding agreements of Greenwich, enforceable against Greenwich in accordance with their respective terms, except to the extent that enforceability may be governed by equitable principles, applicable bankruptcy laws, and other rights affecting creditors generally.

                  Section 4.4. Consents and Approvals; No Violations. Except as set forth on Schedule 4.4 and except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, Nasdaq and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a certificate of merger as required by the DGCL and (iii) those required filings, registrations, consents and approvals listed in Schedule 4.4, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Greenwich or for the consummation by Greenwich of the transactions contemplated by this Agreement, where the failure to obtain such permit, authorization, consent or approval would have a Greenwich Material Adverse Effect. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Greenwich will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the Greenwich Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Greenwich Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the Greenwich Companies is a party or by which it or any of them or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Greenwich Companies or any of their properties or assets, except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a Greenwich Material Adverse Effect and that will not prevent or delay the consummation of the transactions contemplated hereby.

                  Section 4.5. Reports. The Greenwich SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities

Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Greenwich SEC Reports and in the Greenwich Fiscal 1996 Financial Statements fairly presented the consolidated financial position of the Greenwich Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the Greenwich Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Greenwich SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC. Each of the financial statements (including the related notes and schedules) included in the Greenwich SEC Reports and in the Greenwich Financial Statements was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for Greenwich, none of the Greenwich Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the NYSE or any other domestic securities exchange or Governmental Authority with jurisdiction over United States securities laws. Greenwich has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

                  Section 4.6. Absence of Certain Events. Except as set forth in the Greenwich SEC Reports filed before the date of this Agreement or in the 1996 fiscal year Greenwich Financial Statements, since September 30, 1996, none of the Greenwich Companies has suffered any change in its business, financial condition or results of operations that has had or could reasonably be expect to have a Greenwich Material Adverse Effect. Except as disclosed in the Greenwich SEC Reports or in the Greenwich Financial Statements, or as otherwise specifically contemplated by this Agreement, there has not been since September 30, 1996: (i) any labor dispute that has had or is expected to have a Greenwich Material Adverse Effect; (ii) any change in the accounting policies or practices of Greenwich; or (iii) any damage, destruction or loss, whether covered by insurance or not, which could reasonably be expect to have a Greenwich Material Adverse Effect.

                  Section 4.7. Joint Proxy Statement/Prospectus. None of the information with respect to the Greenwich Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Greenwich Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Greenwich with respect to information supplied by UNC or any Affiliate of UNC for inclusion in the Joint Proxy Statement/Prospectus.

                  Section 4.8. Litigation. Except as set forth in the Greenwich SEC Reports, there is no action, suit, proceeding or, to the Knowledge of Greenwich, investigation pending or, to the Knowledge of Greenwich, threatened against or relating to any of the Greenwich Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of Greenwich, to have a Greenwich Material Adverse Effect or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  Section 4.9. Compliance with Law. Except as set forth in the Greenwich SEC Reports, the conduct of the Greenwich Businesses by the Greenwich Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could reasonably be expected to have a Greenwich Material Adverse Effect.

                  Section 4.10. Fees and Expenses of Brokers and Others. None of the Greenwich Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Greenwich has engaged Salomon to represent it in connection with such transactions and shall pay all of Salomon's fees and expenses in connection with such engagement.

                  Section 4.11. Accuracy of Information. Neither this Agreement nor any other document provided by the Greenwich Companies or their employees or agents to UNC in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                  Section 4.12. Absence of Undisclosed Liabilities. None of the Greenwich Companies has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of Greenwich prepared as of such date in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of Greenwich as of September 30, 1996, that is included in the 1996 Greenwich Financial Statements, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, will not have a Greenwich Material Adverse Effect. None of the Greenwich Companies is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a Greenwich Material Adverse Effect.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF UNC

                  UNC represents and warrants to Greenwich as follows:

                  Section 5.1. Organization and Authority of the UNC Companies. Each of the UNC Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the UNC Companies has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the UNC Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a UNC Material Adverse Effect. Schedule 1.84 constitutes a true and complete list of all of the Subsidiaries of UNC, and Schedule 1.53B constitutes a true and complete list of all of the Partnerships in which UNC has an interest. The copies of the Amended and Restated Certificate of Incorporation and the Bylaws of UNC which have been delivered to Greenwich are complete and correct and in full force and effect on the date hereof.

                  Section 5.2. Capitalization. The authorized capital stock of UNC consists of: (a) 12,000,000 authorized shares of UNC Preferred Stock, $1.00 par value per share, of which, on the Agreement Date (i) 250,000 shares of Series A Junior Participating Preferred Stock are authorized, none of which are issued, (ii) 250,000 shares of Series B Preferred Stock are authorized, issued and outstanding, and (iii) 250,000 shares of Series C Senior Cumulative Preferred Stock are authorized, none of which are issued; and (b) 50,000,000 authorized shares of UNC Common Stock, of which, as at December 31, 1996 (i) 18,276,681 shares of UNC Common Stock are issued and outstanding, and (ii) an aggregate of 3,571,429 shares of UNC Common Stock are reserved for issuance pursuant to outstanding Stock Options granted under UNC Stock Option Plans described on Schedule 5.2 . All shares of capital stock of UNC which are outstanding as of the date hereof and which are reserved for issuance pursuant to UNC Preferred Stock and UNC Stock Options, are duly authorized, and are, or when issued will be, validly issued, fully paid and nonassessable, and are, or when issued will not be, not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in Schedule 5.2 and in this Section 5.2, there are no shares of capital stock of UNC authorized or outstanding, and there are no subscriptions, options, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating UNC or any UNC Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock of UNC or any UNC Subsidiary or obligating UNC or any UNC Subsidiary to grant, extend or enter into any such agreement or commitment. UNC has not, since December 31, 1995, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the UNC Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except as set forth on

Schedule 5.2, there are no outstanding options, warrants, subscriptions, conversion or exchange rights, agreements, claims, commitments, or other rights to purchase or acquire any capital stock of UNC or any of the other UNC Companies, and there are no Contracts pursuant to which UNC or any of the other UNC Companies is bound to sell or issue any shares of its capital stock, nor are there any Contracts obligating UNC or any of the other UNC Companies to enter into or grant any such securities or rights. All outstanding shares of UNC Common Stock are duly listed for trading on the NYSE.

                           (b) Set forth in Schedule 1.84 is the name,
percentage ownership and jurisdiction of incorporation of each UNC or any UNC Subsidiary. All the outstanding shares of capital stock of each UNC Subsidiary have been validly issued and are fully paid, nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. All outstanding shares of capital stock of UNC Subsidiaries are owned, directly or indirectly, by UNC, and, except as disclosed in Schedule 1.84 or in the UNC Financial Statements, are owned free and clear of all liens, charges, encumbrances, security interests, equities, options, restrictions on voting rights or rights of disposition, and claims or third party rights of whatever nature. Except for UNC Subsidiaries, UNC does not own, directly or indirectly, any capital stock or other equity securities of any corporation, partnership, joint venture or other entity or have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture or other entity, other than as disclosed on Schedule 5.2 or Schedule 1.53B.

                  Section 5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by UNC are within the corporate power of UNC. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of UNC and no other corporate proceedings on the part of UNC are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval of the Certificate of Merger by a majority of the outstanding shares of UNC Common Stock and UNC Series B Preferred Stock at the UNC Stockholders Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by UNC and (assuming the due authorization, execution and delivery hereof and thereof by Greenwich) constitute or will constitute valid and binding agreements of UNC, enforceable against UNC in accordance with their respective terms, except to the extent that enforceability may be governed by equitable principles, applicable bankruptcy laws, and other rights affecting creditors generally..

                           Section 5.4. Consents and Approvals; No Violations.
Except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a certificate of merger as required by the DGCL and (iii) those required filings, registrations, consents and approvals listed in Schedule 5.4, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by UNC or for the consummation by UNC of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence and the other provisions of this Agreement have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by UNC will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the UNC Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the UNC Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the UNC Companies is a party or by which it or any of them or any of their properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the UNC Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a UNC Material Adverse Effect and that will not prevent or delay the consummation of the transactions contemplated hereby.

                  Section 5.5. Reports. The UNC SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the UNC SEC Reports fairly presented the consolidated financial position of the UNC Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the UNC Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the UNC SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for UNC, none of the UNC Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. UNC has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

                  Section 5.6. Absence of Certain Events. Except as set forth in the UNC SEC Reports filed before the date of this Agreement or as otherwise specifically disclosed in Schedule 5.6, none of the UNC Companies has suffered any change in its business, financial condition, results of operations or prospects that has had or will have a UNC Material Adverse Effect upon the UNC Companies. Except as disclosed in the UNC SEC Reports or in Schedule 5.6, or as otherwise specifically contemplated by this Agreement, there has not been: (i) any entry into any agreement or understanding or any amendment of any agreement or understanding between any of the UNC Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the UNC Companies to any of their respective directors, officers or employees (except, in each case, in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee;
(ii) any labor dispute that has had or is expected to have a UNC Material Adverse Effect; (iii) any entry by any of the UNC Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the UNC Companies) other than in the ordinary and usual course of business; (iv) any change in the accounting policies or practices of UNC; (v) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a UNC Material Adverse Effect; or (vi) any agreement to do any of the foregoing.

                  Section 5.7. Joint Proxy Statement/Prospectus. None of the information with respect to the UNC Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the UNC Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by UNC with respect to information supplied by Greenwich or any affiliate of Greenwich for inclusion in the Joint Proxy Statement/Prospectus.

                  Section 5.8. Litigation. There is no action, suit, proceeding or, to the Knowledge of UNC, investigation pending or, to the Knowledge of UNC, threatened against or relating to any of the UNC Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of UNC, to have a UNC Material Adverse Effect upon the UNC Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. To its Knowledge, UNC has furnished to Greenwich, copies of all attorneys' audit letters, and has furnished or will upon request furnish to

Greenwich such other documents available to UNC as may be requested by Greenwich in respect of pending litigation affecting the UNC Companies.

                  Section 5.9. Title to and Sufficiency of Assets.

                           (a) As of the date hereof the UNC Companies own, and
as of the Effective Time the UNC Companies will own, good and marketable title to all of their assets constituting personal property which is material to any of the UNC Subsidiaries or any UNC Business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed in UNC Financial Statements or in Schedule
5.9. Such assets, together with all assets held by the UNC Companies under leases, include all tangible and intangible personal property, Contracts and rights necessary or required for the operation of the UNC Businesses by the UNC Companies in accordance with past practice.

                           (b) As of the date hereof the UNC Companies own, and
as of the Effective Time the UNC Companies will own, good and marketable title to all of their Real Estate which is material to any of the UNC Subsidiaries or any UNC Business (excluding, for purposes of this sentence, Real Estate leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed in UNC Financial Statements or in Schedule 5.9. Such Real Estate assets, together with all Real Estate assets held by the UNC Companies under leases, are adequate for the operation of the UNC Businesses by the UNC Companies as presently conducted. The leases to all Real Estate occupied by UNC which is material to the operation of the UNC Businesses are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by any of the UNC Companies or, to the Knowledge of UNC, any other Person who is a party signatory thereto.

                  Section 5.10. Contracts.

                           (a) Before the Agreement Date UNC has provided
Greenwich with access to, and upon Greenwich's request UNC shall at all times subsequent to the Agreement Date furnish Greenwich with true and correct copies of, all of the Contracts to which any UNC Company is a party that constitute:
(i) a lease of any interest in any real property; (ii) a lease of any personal property with aggregate annual rental payments in excess of $100,000; (iii) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto; (iv) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $100,000 or a right of first refusal with respect thereto; (v) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (vi) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation; (vii) an agreement limiting in any material respect the ability of any UNC Company to compete in any line of business or with any person; (viii) a customer supply or services agreement to which any of the UNC Companies is a party or by which any of the UNC Companies is bound pursuant to which the total amount payable (or reasonably expected to be payable) to the UNC Companies in any calendar year exceeds $250,000 (a "Material Customer Agreement"); (ix) an employment or consulting agreement to which any of the UNC Companies is a party or by which any of the UNC Companies is bound; and (ix) any other agreement involving an amount over its term in excess of $250,000 (collectively, a "UNC Material Contract"). In addition to the UNC Material Contracts, UNC shall furnish Greenwich with true and complete copies of all other Contracts which Greenwich shall reasonably request.

                           (b) With respect to UNC Material Contracts, except
where a breach of the warranties contained in this Section 5.10 would not have a UNC Material Adverse Effect: (i) the UNC Companies have performed and, to the Knowledge of UNC, every other party has performed, each material term, covenant and condition of each of the Material Contracts to which any UNC Company is a party that is to be performed by any of them at or before the date hereof, (ii) all of such UNC Material Contracts are in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by UNC or applicable UNC Subsidiary party thereto which would entitle the other Person who is a signatory to such UNC Material Contract to terminate the same or declare a default or event of default thereunder; (iii) neither UNC or any UNC Subsidiary has UNC Knowledge of that the other Person to any such Material Contract intends to terminate or amend such UNC Material Contract in any respect, (iv) UNC or the applicable UNC Subsidiary party to such UNC Material Contract maintain good business relationships with the other Person to such UNC Material Contract, and
(v) UNC or the applicable UNC Subsidiary party to such UNC Material Contract has no reason to believe that the other Person to any such UNC Material Contract does not intend to continue to conduct business with UNC or such UNC Subsidiary upon the expiration of the stated term of such UNC Material Contract.

                  Section 5.11. Labor Matters.

                           (a) Except as set forth in Schedule 5.11, with
respect to employees of the UNC Companies: (i) to the Knowledge of UNC, no senior executive, key employee or group of employees has any plans to terminate employment with any of the UNC Companies; (ii) there is no unfair labor practice charge or complaint against any UNC Company pending or, to the Knowledge of UNC, threatened before the National Labor Relations Board or any other comparable authority; (iii) there is no demand for recognition made by any labor organization or petition for election filed with the National Labor Relations Board or any other comparable authority, (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of UNC, no claims therefor have been threatened; (v) the consummation of the Merger and related transactions contemplated by this Agreement will not give rise to termination of any existing collective bargaining agreement or permit any labor organization to reopen negotiations in respect of wages, hours or working conditions under any of such existing collective bargaining agreements; and (vi) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of UNC, proposed or threatened against any UNC Company relating to employment, employment practices, terms and conditions of employment or wages and hours.

                           (b) Except as identified in Schedule 5.11, no UNC
Company has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no UNC Company has recognized any labor organization as the collective bargaining representative of any of its employees.

                  Section 5.12. Employee Benefit Plans.

                           (a) Schedule 5.12 sets forth a true and complete list
of each Employee Plan within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of any of the UNC Companies or any ERISA Affiliate. Schedule 5.12 sets forth each of the Employee Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (the "ERISA Plans").

                           (b) With respect to each Employee Plan, UNC has
heretofore delivered or will deliver to Greenwich upon request true and complete copies of each of the following documents:

                                    (i) a copy thereof;

                                    (ii) a copy of the most recent annual report
and actuarial report, if required under ERISA and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

                                    (iii) a copy of the most recent Summary
Employee Plan Description required under ERISA with respect thereto;

                                    (iv) if the Employee Plan is funded through
a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                                    (v) the most recent determination letter
received from the Internal Revenue Service with respect to each Employee Plan intended to qualify under Section 401 of the Code.

                           (c) Except as set forth in Schedule 5.12, no Employee
Plan (or other employee benefit plan, program, agreement or arrangement to which UNC, any UNC Subsidiary or any ERISA Affiliate made, or was required to make, contributions during the five (5) year period ending on the Closing Date) is subject to Title IV of ERISA.

                           (d) Except as set forth in Schedule 5.12, neither
UNC, any UNC Subsidiary nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor, to UNC's Knowledge, any trustee or administrator thereof has engaged in a transaction in connection with which UNC, any UNC Subsidiary nor any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, which, in either case, if sustained would have a UNC Material Adverse Effect.

                           (e) Except as set forth in Schedule 5.12, no ERISA
Employee Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing Date have been timely made.

                           (f) Except as set forth in Schedule 5.12, no ERISA
Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

                           (g) Except as set forth in Schedule 5.12, each
Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                           (h) Except as set forth in Schedule 5.12, each ERISA
Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                           (i) Except as set forth in Schedule 5.12, no Employee
Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of UNC or an ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

                           (j) Except as set forth in Schedule 5.12, the
consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of UNC, any UNC Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, whether pursuant to any Employee Plan or any employment agreement with such existing or former officer or employee of UNC, any UNC Subsidiary or any ERISA Affiliate.

                           (k) Except as set forth in Schedule 5.12, there are
no pending, or to UNC's Knowledge, threatened or anticipated claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan, or otherwise involving any such Employee Plan (other than routine claims for benefits).

                  Section 5.13. Tax Matters.

                           (a) Definitions. As used in this Agreement:

                                    (i) "Tax Ruling" means a written ruling of a
taxing authority relating to Taxes.

                                    (ii) "Closing Agreement" means a written and
legally binding agreement with a taxing authority relating to Taxes.

                           (b) Representations. Except for representations and
warranties made with respect to federal and state income Taxes, all representations and warranties made in this Section 5.13(b) with respect to Taxes are made to the best Knowledge of UNC. Subject to the foregoing, and except as set forth in Schedule 5.13:

                                    (i) Filing of Tax Returns. UNC and each of
UNC Subsidiaries have filed all Tax Returns required to be filed by each of them and such Tax Returns are in all material respects true, complete and correct and filed on a timely basis.

                                    (ii) Payment of Taxes. UNC and each of UNC
Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

                                    (iii) Tax Liens. There are no tax liens upon
the assets of UNC or of any of UNC Subsidiaries except for statutory liens for current Taxes not yet due.

                                    (iv) Withholding Taxes. UNC and each of UNC
Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

                                    (v) Extensions of Time for Filing. Neither
UNC nor any of UNC Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                                    (vi) Waivers of Statute of Limitations.
Neither UNC nor any of UNC Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                                    (vii) No Deficiencies. The statute of
limitations for the assessment of any federal income Taxes has expired for all income Tax Returns of UNC and of each of UNC Subsidiaries or such income Tax Returns have been examined by the Internal Revenue Service for all periods. No deficiency for any income Taxes has been proposed, asserted or assessed against UNC or any of UNC Subsidiaries which has not been resolved and paid in full. There are no deficiencies for state income Taxes which individually, or in the aggregate, would have a UNC Material Adverse Effect.

                                    (viii) Audit, Administrative and Court
Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of UNC or any of UNC Subsidiaries.

                                    (ix) Powers of Attorney. No power of
attorney currently in force has been granted by UNC or any of UNC Subsidiaries concerning any Taxes or Tax Returns.

                                    (x) Tax Rulings. Neither UNC nor any of UNC
Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a UNC Material Adverse Effect.

                                    (xi) Tax Sharing Agreements. Neither UNC nor
any UNC Subsidiary is a party to any agreement relating to allocating or sharing of Taxes which has not been disclosed on its Tax Returns.

                  Section 5.14 Insurance and Reinsurance. Schedule 5.14 sets forth all insurance and reinsurance policies relating to UNC and any UNC Subsidiary. UNC and each UNC Subsidiary has given any and all notices and made any and all payments required to maintain such policies in full force and effect. Except as set forth in Schedule 5.14: neither UNC nor any UNC Subsidiary has received notice of default under any such policy, and has not received written notice or, to the knowledge of UNC or any UNC Subsidiary, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

                  Section 5.15 Officers' and Directors' Liability Insurance. UNC has heretofore delivered to Greenwich a copy of its officers' and directors' liability insurance policy.

                  Section 5.16. Compliance with Law. The conduct of the UNC Businesses of the UNC Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a UNC Material Adverse Effect.

                  Section 5.17 Environmental Matters. The conduct of the UNC Businesses of the UNC Companies, and their ownership, use or occupancy of any properties for which the UNC Companies have liability under Environmental Laws, does not violate or conflict, and has not violated or conflicted, with any Environmental Law, which violation or conflict could have a UNC Material Adverse Effect.

                  Section 5.18. Transactions With Affiliates. For purposes of this Section, the term "Affiliate" means (a) any holder of 2% or more of the voting securities of UNC, (b) any director, officer or senior executive of the UNC Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the UNC Companies or (d) any member of the immediate family of any of such persons. Except as set forth in Schedule 5.18 or in the UNC SEC Reports, since December 31, 1995, the UNC Companies have not, in the ordinary course of business or otherwise, (a) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (b) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more of the UNC Companies), (c) entered into or modified in any manner any Contract with, or (d) borrowed any money from, or made or forgiven any loan or other advance (other than expense or similar advances made in the ordinary course of business) to, any Affiliate. Except as set forth in Schedule 5.18 or in the UNC SEC Reports,
(a) the Contracts of the UNC Companies do not include any material obligation or commitment between any of the UNC Companies and any Affiliate, (b) the assets of the UNC Companies do not include any receivable or other obligation or commitment from an Affiliate to any of the UNC Companies and (c) the liabilities of the UNC Companies do not include any payable or other obligation or commitment from any of the UNC Companies to any Affiliate. To the Knowledge of UNC and except as set forth in Schedule 5.18 or in the UNC SEC Reports, no Affiliate of any of the UNC Companies is a party to any Contract with any customer or supplier of UNC that affects in any material manner the business, financial condition or results of operation of any of the UNC Companies.

                  Section 5.19. Fees and Expenses of Brokers and Others. None of the UNC Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that UNC has engaged J.P. Morgan and Fieldstone Partners ("Fieldstone") to represent it in connection with such transactions, and shall pay all of J.P. Morgan's and Fieldstone's fees and expenses in connection with such engagement, up to a maximum amount of fees not to exceed

$4.0 million in the aggregate. Greenwich shall have no responsibility for any of such fees or expenses.

                  Section 5.20. Accuracy of Information. Neither this Agreement nor any other document provided by the UNC Companies or their employees or agents to Greenwich in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                  Section 5.21. Absence of Undisclosed Liabilities. None of the UNC Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of UNC prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were
(a) reflected on or accrued or reserved against in the consolidated balance sheet of UNC as of September 30, 1996, included in the UNC SEC Reports or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a UNC Material Adverse Effect. None of the UNC Companies is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a UNC Material Adverse Effect.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

                  Section 6.1. Conduct of the Businesses of UNC and Greenwich.

                           (a) UNC Companies. Except as otherwise expressly
provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the UNC Companies will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their best efforts to preserve intact their business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, before the Effective Time, none of the UNC Companies will, without the prior written consent of
Greenwich:

                                    (i) amend its Articles or Certificate of
Incorporation, bylaws, partnership or joint venture agreements or other organizational documents;

                                    (ii) authorize for issuance or issue, sell
or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, including, without limitation, any additional shares of UNC Common Stock or shares of UNC Preferred Stock, except as may be required by the existing terms of the Series B Preferred Stock Agreement, any UNC Employee Plan, or any issued and outstanding UNC Stock Options disclosed pursuant to this Agreement;

                                    (iii) split, combine or reclassify any
shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships;

                                    (iv) (A) except in the ordinary course of
business, incur or assume any Indebtedness not currently outstanding (provided, that except for additional advances used for general working capital purposes which are currently permitted under existing senior secured lines of credit, UNC shall not incur any additional Indebtedness for money borrowed), (B) except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person, other than a Subsidiary or Partnership, (C) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees and non-affiliated customers in accordance with past practice), (D) except in the ordinary course of business, enter into any Material Contract, or alter, amend, modify or exercise any option under any existing Material Contract, (E) enter into any other Contract, or alter, amend, modify or exercise any option under any existing Contract (other than a Material Contract), except than in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or (F) make or commit to any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million, except for capital expenditures (x) required to be made under Contracts entered into before the Agreement Date, and
(y) which are reflected in the 1997 UNC capital budget previously furnished to Greenwich and (z) which are legally required to be made under such Contracts;

                                    (v) enter into, adopt or amend (except as
may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, consulting, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract to do any of the foregoing (except, in each of the above instances, for normal increases or other payments in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense; provided, that UNC shall give Greenwich 72 hours notice before effecting any change in compensation for any employee whose current annual base compensation equals or exceeds $100,000, even if Greenwich's approval shall not be required hereunder);

                                    (vi) except as otherwise permitted in this
Section 6.1, acquire, sell, lease or dispose of any Real Estate or other material assets, other than inventory in the ordinary course of business;

                                    (vii) accelerate the collection of accounts
receivable, delay the payment of accounts payable or take any action with respect to credit, collection and fiscal policies and practices, other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

                                    (viii) make any material Tax election or
settle or compromise any material federal, state, local or foreign income Tax liability;

                                    (ix) except for the payment of professional
fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in UNC's most recent quarterly or annual financial statements or incurred in the ordinary course of business since the date thereof; or

                                    (x) hold any meeting of its stockholders
except to the extent required by the request of the stockholders entitled to call a meeting under UNC's bylaws or the DGCL;

                                    (xi) take any action that would or is
reasonably likely to result in any of the covenants and agreements set forth in this Article VI or any of the conditions set forth in Article VII not being satisfied as of the Closing Date; or

                                    (xii) agree in writing or otherwise to take
any of the foregoing actions.


                           (b) Greenwich Companies. Except as otherwise
expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Greenwich Companies will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their best efforts to preserve intact their business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, before the Effective Time, none of the Greenwich Companies will, without the prior written consent of UNC:

                                    (i) amend its Amended and Restated Articles
of Incorporation or Bylaws;

                                    (ii) authorize for issuance or issue, sell
or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except (A) as required by the terms of any Greenwich Employee Plan or stock option or stock purchase plan existing on the date hereof, (B) any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement, or (C) issuances of any shares of Greenwich Class A Common Stock or Class B Stock for cash or in connection with the acquisition of any securities, assets or businesses of any Person other than UNC;

                                    (iii) split, combine or reclassify any
shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                                    (iv) take any action other than in the
ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

                                    (v) hold any meeting of its stockholders
except to the extent required by the request of the stockholders entitled to call a meeting under Greenwich's Bylaws or the DGCL;

                                    (vi) take any action that would or is
reasonably likely to result in any of the covenants and agreements set forth in this Article VI or any of the conditions set forth in Article VII not being satisfied as of the Closing Date; or

                                    (vii) agree in writing or otherwise to take
any of the foregoing actions.

                           (c) By UNC and Greenwich. Greenwich and UNC agree
that, during the period from the Agreement Date to the Effective Time: (i) they will cause representatives of their respective companies to meet, upon request, to discuss the operations and business prospects of their companies; (ii) mutually cooperate to enable representatives of their companies to have full and prompt access to all financial statements, accounting work papers, documents, agreements, and other instruments which may be reasonably requested, and (iii) UNC will promptly advise Greenwich of the occurrence of any UNC Material Adverse Effect with respect to the UNC Companies, and Greenwich will promptly advise UNC of the occurrence of any Greenwich Material Adverse Effect with respect to the Greenwich Companies.

                  Section 6.2. No Solicitation. UNC agrees that it shall not, after the date hereof and before the Effective Time, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any UNC Company or any business combination involving any UNC Company or, except to the extent required by fiduciary obligations under applicable Law as advised by counsel, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. UNC shall promptly advise Greenwich if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform Greenwich of all the terms and conditions thereof, and shall furnish to

Greenwich copies of any such written proposal or offer and the contents of any communications in response thereto. UNC shall not waive any provisions of any "standstill" agreements between UNC and any party, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under applicable Law.

                  Section 6.3. The Registration Statement; Listing.

                           (a) UNC and Greenwich shall, as soon as practicable
following the execution of this Agreement, file with the SEC a draft of the Joint Proxy Statement/Prospectus (in a form mutually agreeable to UNC and Greenwich) as preliminary proxy materials under the Exchange Act, and shall seek confidential treatment with respect thereto. UNC and Greenwich shall cooperate to respond promptly to any comments made by the SEC with respect thereto.

                           (b) Upon resolution of any SEC comments with respect
to the draft Joint Proxy Statement/Prospectus, or at such other time as may be mutually determined by the parties hereto, Greenwich shall file the Registration Statement (including the then-current draft of the Joint Proxy
Statement/Prospectus) with the SEC, and shall:

                                    (i) after consultation with UNC, respond
promptly to any comments made by the SEC with respect thereto; provided, however, that Greenwich will not file any amendment or supplement to the Registration Statement without first furnishing to UNC a copy thereof for its review and will not file any such proposed amendment or supplement to which UNC reasonably and promptly objects;

                                    (ii) use its best efforts to cause the
Registration Statement to become effective under the Securities Act as soon as practicable, and Greenwich and UNC shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after effectiveness of the Registration Statement;

                                    (iii) cause the registration or
qualification of the Greenwich Class B Stock to be issued upon conversion of shares of UNC Common Stock in accordance with the Certificate of Merger under the state securities or "Blue Sky" laws of each state of residence of a record holder of UNC Common Stock as reflected in its stock transfer ledger;

                                    (iv) promptly advise UNC (A) when the
Registration Statement becomes effective, (B) when, before the Effective Time, any amendment to the Registration Statement shall be filed or become effective,
(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Greenwich of any notification with respect to the suspension of the registration or qualification of Greenwich Class B Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose;

                                    (v) use its best efforts to prevent the
issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; and

                                    (vi) use its best efforts to cause the
shares of Greenwich Class B Stock to be issued upon conversion of shares of UNC Common Stock in accordance with the Certificate of Merger to be approved for inclusion upon notice of issuance in Nasdaq.

If, at any time when the Joint Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Joint Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Joint Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, UNC and Greenwich shall cooperate to permit Greenwich promptly to prepare and file with the SEC, subject to clause (a) of this Section 6.3, an amendment or supplement that will correct such statement or omission or effect such compliance.

                  Section 6.4. Access to Information; Confidentiality Agreement.

                           (a) Between the date of this Agreement and the
Effective Time, the parties hereto will give one another and their authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of one another, will permit one another to make such inspections as each may reasonably request and will cause their officers and those of their Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 6.7, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

                           (b) Notwithstanding the execution of this Agreement,
the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the stockholders of Greenwich and UNC pursuant to the Joint Proxy Statement/Prospectus and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 11.1.

                  Section 6.5. Best Efforts. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Greenwich and UNC shall execute any additional instruments necessary to consummate the transactions contemplated hereby.

                  Section 6.6. Consents. UNC and Greenwich shall each use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

                  Section 6.7. Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. UNC and Greenwich will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Certificate of Merger, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement before such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

                  Section 6.8. Affiliates. UNC shall use its best efforts to cause each principal executive officer, each director and each other person who may be deemed to be an "affiliate," for purposes of Rule 145 under the Securities Act, of UNC to deliver to Greenwich at or before the Effective Time a written agreement (substantially in the form of Schedule 6.8) to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Greenwich Class B Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Greenwich, is exempt from the registration requirements of the Securities Act.

                  Section 6.9. Cashless Exercise of Stock Options. UNC shall use its best efforts between the Agreement Date and the Closing Date to obtain the agreement of holders of UNC Stock Options to waive their right to receive Unexercised Option Shares and, in lieu thereof, agree to accept at the Effective Time Greenwich Class B Stock in the form of a Cashless Exercise as contemplated by Section 2.4(C).

                  Section 6.10. Letter of UNC's Auditors. UNC shall use its best efforts to obtain a letter of Coopers & Lybrand L.L.P. (the "UNC Auditors"), dated a date within two business days before the date on which the Registration Statements in connection with both the Proxy/Statement Prospectus and the Greenwich Securities Offering shall become effective and addressed to UNC, in form and substance reasonably satisfactory to Greenwich and UNC and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to such Registration Statements.

                  Section 6.11. Letter of Greenwich's Auditors. Greenwich shall use its best efforts to obtain a letter of Deloitte & Touche LLP (the "Greenwich Auditors"), dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Greenwich, in form and substance reasonably satisfactory to UNC and Greenwich and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  Section 6.12. Opinions of Financial Advisors. Each of UNC and Greenwich shall use its best efforts to cause J.P. Morgan and Salomon, respectively, to provide its opinion, as of a date no earlier than three business days before the date that the Joint Proxy Statement/Prospectus is mailed to stockholders of UNC and Greenwich, to the effect that the Exchange Ratio and the forms of Merger Consideration contemplated by this Agreement and in the Certificate of Merger is fair to the stockholders of UNC and Greenwich, respectively, from a financial point of view, and shall include such updated opinions in the Joint Proxy Statement/Prospectus.

                  Section 6.13. Registration Rights. Greenwich hereby agrees to the following registration rights, in the event and to the extent that the Selling Stockholders (as herein defined) shall during the periods described below shall be unable to avail themselves of the right to effect distributions of Greenwich Class B Stock pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act:

                           (a) Upon the receipt of a written notice within a
period of two (2) years after the Closing Date from any of those Persons identified on Schedule 6.13 or any trustee holding shares for the benefit of such Person (the "UNC Group") requesting Greenwich in writing to register under the Securities Act shares of Greenwich Class B Stock held by such persons that represent at least 25% of the shares of Greenwich Class B Stock received by members of the UNC Group in the Merger, Greenwich shall promptly notify all other members of the UNC Group in writing of the receipt of such request and any member of the UNC Group may elect (by written notice sent to Greenwich within ten business days from the date of such member's receipt of the aforementioned notice from Greenwich) to have any or all of his shares of Greenwich Class B Stock included in such registration pursuant to this Section 6.13 (such members of the UNC Group, together with any other stockholders exercising registration rights pursuant to Section 6.13(c) hereof, being hereinafter referred to as "Selling Stockholders"); provided, however, that the aggregate number of shares included in such registration shall not exceed the aggregate number of shares received by the members of the UNC Group in the Merger, less the aggregate number of shares as to which members of the UNC Group have previously exercised registration rights pursuant to this Section.

                           (b) As expeditiously as possible, Greenwich will use
its reasonable best efforts to cause the offering of all shares designated in such request(s) (the "Shares") to be registered under the Securities Act so as to permit the proposed sale; provided that (i) the Shares with respect to which such public offering has been requested are reasonably anticipated to have an aggregate price to the public in excess of $5 million, (ii) Greenwich and the Selling Stockholders are entitled to register the Shares on Form S-3 (or a successor form) or would be eligible to use such form but for the failure by Greenwich to timely file all reports required to be filed by it under the Exchange Act, and (iii) Greenwich has not commenced or completed within the previous six months an underwritten public offering.

                           (c) For a period of two (2) years after the Closing
Date, if Greenwich shall at any time propose to file on its own behalf and/or the behalf of any other stockholders a registration statement under the Securities Act for an offering of Greenwich Class B Stock solely for cash on a form that would also permit registration of shares of Greenwich Class B Stock held by members of the UNC Group, Greenwich shall give notice of such proposed registration to each member of the UNC Group as promptly as possible, but in any event at least thirty (30) days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the shares proposed to be registered by Greenwich. The notice shall offer to include in such filing the aggregate number of shares of Greenwich Class B Stock as the Selling Stockholders may request (not to exceed the aggregate number of shares received by members of the UNC Group in the Merger, less the number of shares as to which members of the UNC Group have previously exercised registration rights pursuant to this Section), subject to this Section 6.13(c). Each member of the UNC Group desiring to have Greenwich Class B Stock registered under this Section 6.13(c) shall advise Greenwich in writing within ten (10) business days after the date of notice of such offer from Greenwich, setting forth the amount of such Greenwich Class B Stock for which registration is requested. Greenwich shall (except to the extent otherwise provided in this Section 6.13(c)) thereupon include in such filing the number of shares of Greenwich Class B Stock for which registration is so requested and shall use its best efforts to effect registration under the Securities Act of such shares. Notwithstanding the foregoing: (i) Greenwich shall not be required to give notice or to include shares in any such registration if the proposed registration is primarily (A) a registration of a dividend reinvestment, stock option, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity; (ii) if Greenwich is advised in writing by its underwriters that the inclusion of all or any portion of such shares would in their reasonable opinion jeopardize the success of the proposed offering, Greenwich may exclude all or such portion of such shares from registration; (iii) the offering of such shares by the Selling Stockholders shall be on the same terms as the offering by Greenwich; (iv) in the event other parties have similar registration rights at the time of the offering, the number of shares to be registered may be limited by Greenwich pursuant to clause (ii) of this Section 6.13(c) on a pro rata basis according to the total amount of shares owned by such parties or on such other basis as may be agreed upon by such parties (provided that no limitation shall apply to shares offered by Greenwich for its own account); (v) Greenwich may, without the consent of the Selling Stockholders, withdraw such registration statement and abandon the proposed offering in which such persons had requested to participate; and (vi) Greenwich shall be under no obligation to any Selling Stockholder pursuant to this Section 6.13(c) unless such persons accept the terms of underwriting agreed upon by Greenwich and its underwriters.

                           (d) If Greenwich is required by the provisions of
this Section 6.13 to use its best efforts to effect the registration of any of its securities under the Securities Act, Greenwich shall, as expeditiously as possible:

                                    (i) prepare and file with the SEC a
registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective for a period of time (not to exceed 180 days) required for the disposition of the Shares by the Selling Stockholders;

                                    (ii) prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement until the earlier of such time as all of such Shares have been disposed of in a public offering or the expiration of 180 days;

                                    (iii) furnish to the Selling Stockholders
such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Selling Stockholders may reasonably request;

                                    (iv) use its best efforts to register or
qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Selling Stockholder shall request (provided, however, that Greenwich shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such Selling Stockholder to consummate the disposition in such jurisdiction of the Shares covered by such registration statement;

                                    (v) furnish, at the request of any Selling
Stockholder: (1) an opinion, dated the date of the closing, of counsel representing Greenwich for the purposes of such registration, addressed to the underwriters and the Selling Stockholders, or if the Shares are not being sold through underwriters, then to the Selling Stockholders making such request, in each case customary for the type of offering and concluding, without limitation, that the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder; and (2) a letter, dated the date of the closing, from the independent certified public accountants of Greenwich, addressed to the underwriters, or if such Shares are not being sold through underwriters, then to Greenwich and, if feasible, to the Selling Stockholders making such request, substantially to the effect that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Greenwich included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration as the underwriters and the Selling Stockholders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days before the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters and the Selling Stockholders may reasonably request; and

                                    (vi) otherwise use its best efforts to
comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earning statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                           (e) The obligations of Greenwich under this Section
6.13 are subject to the following terms and limitations:

                                    (i) Greenwich shall be entitled to postpone
for up to three months in any 12-month period the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 6.13(a) if, at the time it receives a request for such registration, its Board of Directors determines, in its reasonable good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving Greenwich then under consideration or would otherwise be detrimental to Greenwich and its stockholders; provided, however, that the two-year period contemplated by Section 6.13(a) shall be tolled at any time when Greenwich has postponed a registration pursuant to this paragraph or is excused from registering Shares pursuant to Section 6.13(b)(iii) hereof (unless, in the case of such Section 6.13(b)(iii), Greenwich has notified the members of the UNC Group in writing that Greenwich will waive the application of such Section with respect to the subject underwritten public offering);

                                    (ii) in the event of a request for
registration under Section 6.13(a), Greenwich shall use its best efforts (without being legally bound thereby) to cause sales of shares on behalf of Selling Stockholders to be made through a nationally recognized investment banking firm selected by Greenwich which shall act as managing underwriter;

                                    (iii) The Selling Stockholders shall
reimburse Greenwich for all reasonable fees and expenses associated with any registration and offering of shares for the benefit of members of the UNC Group pursuant to Section 6.13(a), including, without limitation, all SEC and state "Blue Sky" filing fees, all fees and expenses of Greenwich's counsel and accountants, all printing and mailing fees, and the fees and expenses of counsel for the underwriters, if applicable; and shall pay all underwriting fees or brokerage commissions, and fees and expenses of any counsel or accountants retained by any member of the UNC Group in connection with such registration and offering shall be the sole and exclusive liability and obligation of the UNC Group (all of the foregoing, whether paid by Greenwich or the UNC Group, are collectively referred to as, "Registration Expenses"). In the event of a registration under Section 6.13(a), Greenwich shall not be obligated to pay the costs related to the preparation of any audited financial statements included in any registration statement required to be prepared and filed by it pursuant to Section 6.13(a) as of any date other than the end of its fiscal year or for any audited financial statements for any period of less than 12 months. For all other registrations and offerings of shares pursuant to this Section 6.13, the selling UNC Group stockholders shall pay, on a pro rata basis, all Registration Expenses and other costs and expenses associated with such registrations and offerings;

                                    (iv) Greenwich shall not be obligated to
provide more than a total of two registrations pursuant to Section 6.13(a) and
Section 6.13(c); provided that in the event any shares are excluded from registration pursuant to Section 6.13(c) or in the event such registration is withdrawn or abandoned by Greenwich, the UNC Group stockholders shall have additional registration rights pursuant to such subsection until such time as the shares originally proposed to be registered thereunder have been registered pursuant to this Section;

                                    (v) Greenwich, the Selling Stockholders and
any underwriter of an offering pursuant to any registration statement provided for in this Section shall have entered into an underwriting agreement or other agreement containing provisions with respect to the indemnification of the aforementioned parties in connection with the preparation and use of such registration statement in form and substance reasonably satisfactory to Greenwich and any such underwriter (except that no Selling Stockholder shall be required to undertake any indemnification obligation with respect to information contained in any registration statement not furnished by such Selling Stockholder); and

                                    (vi) it shall be a condition precedent to
the obligations of Greenwich under this Section 6.13 that the Selling Stockholders shall furnish to Greenwich such information regarding the Selling Stockholders, the shares proposed to be sold and the intended method of disposition of such securities as Greenwich shall reasonably request.

                           (f) The registration rights provided herein may not
be assigned, by operation of law or otherwise, to any other person; provided, however, that such registration rights may be assigned to the transferee of any shares of Greenwich Class B Stock received by a member of the UNC Group in the Merger (i) if such transfer occurs by will or pursuant to the laws of descent and distribution, or (ii) if the transferee is a member of the immediate family of any member of the UNC Group or is a trust for the benefit of any such persons.

                  Section 6.14. Indemnification; Insurance.

                           (a) Except as may be limited by applicable Law, from
the Effective Time and for a period of three (3) years thereafter, Greenwich shall cause UNC to maintain all rights of indemnification existing in favor of the directors and officers of UNC on terms no less favorable than those provided in the certificate of incorporation and bylaws of UNC on the date of this Agreement with respect to matters occurring before the Effective Time.

                           (b) Greenwich shall cause to be maintained in effect
for three (3) years from the Effective Time the current policies for directors' and officers' liability insurance maintained by UNC (provided that Greenwich may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous) with respect to matters occurring before the Effective Time, to the extent such insurance is available to Greenwich in the market.

                  Section 6.15 Board of Directors Approval Each of UNC and Greenwich agrees that the UNC Board of Directors and the Greenwich Board of Directors, respectively, will recommend that its stockholders adopt this Agreement and approve the Merger unless advised in writing by the respective counsel that such recommendation will constitute a violation of its fiduciary duties to stockholders.

                  Section 6.16 UNC Stock Options UNC agrees not to grant any further Stock Options following the Agreement Date through and including the Effective Time of the Merger.

                  Section 6.17 Best Efforts, etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any insurance department, governmental, regulatory or public body or authority which are necessary or, in the judgment of the parties, desirable in connection with the transactions contemplated by this Agreement.

                  Section 6.18 HSR Act. UNC and Greenwich shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                  Section 6.19 Interim Financials. Prior to the Effective Time, UNC will deliver to Greenwich, and Greenwich will deliver to UNC, as soon as available but in no event later than 30 days after the end of any fiscal quarter, a consolidated statement of financial position of such party and its Subsidiaries as at the last day of such fiscal quarter and the consolidated statements of income and changes in financial position of such party and its Subsidiaries for the fiscal period then ended (which statements may be unaudited) prepared in conformity with the requirements of Form 10-Q under the Exchange Act.

                  Section 6.20 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Articles VIII or IX hereof.

                  Section 6.21 Greenwich Financings.

                           (a) Proposed Financings. In order to assist Greenwich
in funding the estimated Cash Merger Consideration and transaction expenses contemplated by this Agreement, Salomon or its Affiliates has advised Greenwich that it may provide Greenwich with (i) a commitment from Salomon (the "Senior Debt Financing Commitment") to provide the Greenwich Companies and the UNC Companies with a $110 million senior secured credit facility (the "Senior Secured Credit Facility"); (ii) a proposal (the "Debt Proposal") from Salomon to underwrite or act as placement agent or managing underwriter in connection with an offering of approximately $200 million of senior notes; and (iii) a proposal (the "Equity Proposal") from Salomon to underwrite or act as placement agent or managing underwriter in connection with an offering of approximately $175 million of shares of Greenwich Class B Stock. The simultaneous offerings of Greenwich Class B Stock and/or Greenwich notes referred to in clauses (ii) are (iii) are collectively referred to herein as the "Greenwich Securities Offering," and the Senior Credit Facility and the Securities Offering are collectively referred to herein as the "Greenwich Financings."

                           (b) Delivery of Commitment and Proposals. Greenwich
shall provide UNC with true copies of the Salomon Senior Debt Financing Commitment, the Equity Proposal and the Debt Proposal promptly upon receipt of same.

                           (c) Greenwich Securities Offering. Greenwich may, in
consultation with Salomon, proceed with the Greenwich Securities Offering either as a public offering pursuant to a Registration Statement or as a private offering, exempt from the registration requirements of the Securities Act; provided, that such Greenwich Securities Offering shall not, by its terms and after giving effect thereto, cause a default or event of default to occur under the terms of any indenture or loan agreement currently binding upon the Greenwich Companies and/or the UNC Companies.

                           In order to facilitate consummation of such Greenwich
Securities Offering, the parties hereto do hereby agree as follows:

                                    (i) Greenwich shall, subject to its receipt
                           from UNC of the Audited 1996 UNC Financial Statements and pro forma financial statements giving effect to the transactions contemplated hereby (to be prepared by Greenwich and reviewed by the Greenwich Auditors) file with the SEC, simultaneously with the initial filing of the Joint Proxy Statement/Prospectus, or as soon thereafter as is practicable, a Registration Statement in respect of the Greenwich Securities Offering, and shall, in good faith, use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable. Alternatively, if the Greenwich Class B Stock or other securities are to be offered in a transaction exempt from the registration requirements of the Securities Act, Greenwich shall, subject to its receipt of the foregoing UNC financial statements, promptly prepare the necessary information memorandum or offering circular traditionally used in such private placement exempt transactions.

                                    (ii) UNC shall cause its officers and
                           directors (and shall use its best efforts to cause its legal and financial representatives) to assist Greenwich and its officers, directors and representatives, to file and cause such Registration Statement to be declared effective by the SEC as soon as practicable, or alternatively, to complete such information memorandum or offering circular.

                                    (iii) In furtherance of its covenants set
                           forth in clause (ii) above, UNC shall actively participate in the drafting of all relevant sections of the Registration Statement or information memorandum, and all amendments thereto, relating to the UNC Businesses, financial condition, management and all related disclosures concerning the UNC Companies, as shall be required pursuant to all rules and regulations, including, without limitation, Regulation C and Regulation S-X, as promulgated under the Securities Act, or (to the extent applicable) as may be requested by the SEC in any letters of comment received by Greenwich (true copies of which shall promptly be furnished by Greenwich to UNC).

                                    (iv) Each of Greenwich and Merger
                           Subsidiary, on one hand, and UNC, on the other hand, shall (A) execute and deliver to each other and to the representatives of the several underwriters or placement agent, such cross indemnification agreements as may be reasonably required and as are traditional in securities offerings in connection with disclosures contained in such Registration Statement or information memorandum, as amended, relating to the respective parties hereto; (B) use their best efforts to cause UNC Auditors and Greenwich Auditors to deliver such "agreed-upon procedures" and related letters as the representatives of the several underwriters may require in the Underwriting Agreement or securities purchase agreement, concerning financial and other numerical disclosures contained in the Registration Statement and all exhibits and schedules thereto; and
                           (C) furnish all documents and other agreements which counsel for Greenwich and counsel for UNC may reasonably require or request.

                                    (v) Greenwich shall use its best efforts to
                           consummate the Greenwich Securities Offering relating to the Greenwich Class B Stock or other securities, subject at all times to prevailing market conditions.

                  Section 6.22 Rights Agreement. UNC Board will take all necessary action (including, but not limited to redemption) so that, as of the Effective Time, the Rights Agreement dated as of September 25, 1987, between UNC and Manufacturers Hanover Trust Company, as amended on May 16, 1996, in respect of the potential issuance of Series A Preferred Stock (the "Rights Agreement") will be terminated and neither Greenwich nor Merger Subsidiary, nor any of their respective affiliates will be deemed to be an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Rights Agreement) for purposes thereof, and (iii) a "Distribution

Date" (as such term is defined in the Rights Agreement) shall not occur by virtue of the Merger. UNC will take any and all action reasonably requested by Greenwich to ensure and confirm that UNC, Greenwich, Merger Subsidiary and their respective affiliates will not have any obligations in connection with the Rights or the Rights Agreement in connection with the Merger.



                                   ARTICLE VII
                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

                  The respective obligation of each party to consummate the Merger is subject to the satisfaction at or before the Effective Time of the following conditions precedent:

                  Section 7.1 Greenwich Stockholder Approvals. The transactions contemplated in this Agreement shall have been approved by the affirmative vote of the stockholders of Greenwich by the requisite vote in accordance with Greenwich's Nasdaq listing agreement;

                  Section 7.2 UNC Stockholder Approvals. The transactions contemplated in this Agreement shall have been approved, and the Certificate of Merger shall have been adopted, by the affirmative vote of the holders of UNC Common Stock and UNC Series B Preferred Stock by the requisite vote in accordance with the DGCL;

                  Section 7.3 Absence of Order. No order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed;

                  Section 7.4 Registration Statement. The Registration Statement in respect of both the Joint Proxy Statement/Prospectus and the Greenwich Securities Offering shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

                  Section 7.5 Certain Approvals. Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made;

                  Section 7.6 Tax Opinions. The parties hereto shall have received the opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel and the opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., based on customary assumptions and on representations set forth in certificates of officers of Greenwich and UNC (each dated the date of the Effective Time), to the effect that, for United States federal income tax purposes, (i) the Merger will constitute a "reorganization" under Section 368(a) of the Code; (ii) no gain or loss will be recognized by Greenwich, Merger Subsidiary or UNC upon consummation of the Merger; (iii) gain or loss will be recognized by stockholders of UNC upon the exchange of shares of UNC Common Stock for shares of Greenwich Class B Stock (including any fractional share interest) in the Merger only to the extent of the Cash Consideration per Share; (iv) the aggregate basis of shares of Greenwich Class B Stock (including any fractional share interest) received by a UNC stockholder in the Merger will be the same as the aggregate basis of the shares of UNC Common Stock exchanged therefor, increased by the amount of gain recognized by such UNC stockholder; (v) the holding period for shares of Greenwich Class B Stock (including any fractional share interest) received by a UNC stockholder in the Merger will include the holding period for the shares of UNC Common Stock exchanged thereof, if such shares of UNC Common Stock are held as a capital asset at the Effective Time; and (vi) cash received in lieu of a fractional share of Greenwich Class B Stock will be treated as having been received as full payment in exchange for such fractional share;

                  Section 7.7 Nasdaq Inclusion. The shares of Greenwich Class B Stock required to be issued in connection with the Merger and the Greenwich Securities Offering shall have been approved for inclusion in Nasdaq subject to official notice of issuance; and

                  Section 7.8 Other Consents and Approvals. All other necessary and material governmental, regulatory, stockholder and third party lender, customer or other clearances, consents, licenses or approvals shall have been received.

                                  ARTICLE VIII
                   CONDITIONS TO THE OBLIGATIONS OF GREENWICH
                              AND MERGER SUBSIDIARY


         Each and every obligation of Greenwich and Merger Subsidiary under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by Greenwich and Merger Subsidiary as provided herein except as otherwise provided by law.

                  Section 8.1 Representations and Warranties True The representations and warranties of UNC contained in this Agreement shall be true and correct in all material respects as of the Agreement Date and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, and at the Closing, UNC shall have delivered to Greenwich a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of UNC.

                  Section 8.2 UNC's Performance Each of the obligations of UNC to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects by the Closing Date, including all covenents and agreements of UNC set forth in Article VI and Article VII hereof, and at the Closing, UNC shall have delivered to Greenwich a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of UNC.

                  Section 8.3 Opinion of UNC's Counsel Greenwich shall have been furnished with opinions of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel to UNC, dated the Closing Date, in substantially the form attached hereto as Exhibit B. In rendering such opinions such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, in form and substance satisfactory to Greenwich (or may deliver such opinions of other counsel each dated the Closing Date and addressed to Greenwich), and, as to matters of fact, upon certificates of government officials and of any officials of UNC or any UNC Subsidiary, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for Greenwich to rely thereon.

                  Section 8.4. Resignation. As at the Effective Time, Dan A. Colussy shall tender his resignation as Chairman and Chief Executive Officer of UNC. Such resignation, however, shall not in any way limit or affect Dan A. Colussy's right to receive his allocable payments contemplated by Section 9.7 and Section 2.4(f).

                  Section 8.5 Certificates UNC shall have furnished Greenwich with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Greenwich.

                  Section 8.6 Fairness Opinion. Greenwich shall have received from Salomon Brothers, an opinion that the Merger Consideration to be paid by Greenwich pursuant to this Agreement for the shares of UNC Common Stock and UNC Series B Preferred Stock is fair to the stockholders of Greenwich from a financial point of view and such opinion shall not have been withdrawn or modified.

                  Section 8.7 Dissenting Shares. In the event Dissenting Shares shall be entitled to exercise rights contemplated by Section 2.4(e) hereof, the holders of not more than two (2%) percent of the issued and outstanding shares of UNC Common Stock shall have exercised their rights contemplated by Section 2.4(e) and shall have become Dissenting Shares.

                  Section 8.8 Completion of Greenwich Financings. The Greenwich Financings contemplated by Section 6.21 of this Agreement shall have been consummated on or prior to the Effective Time.

                  Section 8.9 SERP Termination. Subject to the satisfaction of
Section 9.7 below, on or before the Closing Date UNC shall have terminated, effective as of the Agreement Date, any further obligations it has or may have had in connection with any supplemental executive retirement plans, other than obligations that have vested as of the Agreement Date.

                  Section 8.10 Standby Funding Commitment. On or before the filing of the Registration Statement, Greenwich shall have received: (a) from Salomon or another recognized investment banking firm or financial institution, a standby funding commitment in form and content customary in transactions of such type, to provide the Greenwich Companies and the UNC Companies with a sufficient amount of debt financing which shall enable the Greenwich Companies and UNC Companies on or after the Effective Time to fund any mandatory redemption payments required to be made under the UNC Notes, resulting from the "Change in Control" provisions of the Indentures under which such UNC Notes were issued; and/or (b) written waivers of such "Change of Control" provisions from any or all holders of such UNC Notes.

                                   ARTICLE IX
                      CONDITIONS TO THE OBLIGATIONS OF UNC


         Each and every obligation of UNC under this Agreement shall be subject to the satisfaction, as at or before the Effective Time, of each of the following conditions, each of which may be waived by UNC as provided herein except as otherwise provided by law:

                  Section 9.1 Representations and Warranties True The representations and warranties of Greenwich and Merger Subsidiary contained in this Agreement shall be true and correct in all material respects as of the Agreement Date and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, and at the Closing, Greenwich and Merger Subsidiary shall have each delivered to UNC a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of Greenwich and of Merger Subsidiary.

                  Section 9.2 Greenwich's and the Merger Subsidiary's Performance Each of the obligations of Greenwich and Merger Subsidiary to be performed by them on or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing Date and at the Closing, Greenwich and Merger Subsidiary shall have each delivered to UNC a certificate to that effect signed by the Chief Executive Officer and principal financial officer of Greenwich and Merger Subsidiary.

                  Section 9.3 Opinion of Greenwich's and the Merger Subsidiary's Counsel UNC shall have been furnished with an opinion of Greenberg, Traurig, Hoffman, Rosen, Lipoff & Quentel, PA, counsel to Greenwich, dated the Closing Date, in substantially the form attached hereto as Exhibit C. In rendering such opinions such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, in form and substance satisfactory to UNC (or may deliver such opinions of other counsel each dated the Closing Date and addressed to UNC), and, as to matters of fact, upon certificates of government officials and of any official or officials of Greenwich, Merger Subsidiary or any Greenwich subsidiary, provided that the extent of such reliance is set forth in such opinions and such opinions state that it is reasonable for UNC to rely thereon.

                  Section 9.4 Certificates Greenwich and Merger Subsidiary shall have furnished UNC with such certificates of their respective officers and others to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by UNC.

                  Section 9.5 Fairness Opinion. UNC shall have received from J.P. Morgan an opinion that the Merger Consideration to be paid by Greenwich pursuant to this Agreement for the shares of UNC Common Stock and UNC Series B Preferred Stock is fair to the stockholders of UNC from a financial point of view and such opinion shall not have been withdrawn or modified.

                  Section 9.6 Payment of Merger Consideration. On or before the Effective Time, Greenwich shall have paid, or shall have provided the Exchange Agent with the required number of shares of Greenwich Class B Stock and amount of Cash Merger Consideration necessary to pay the full Merger Consideration contemplated by this Agreement.

                  Section 9.7 Funding of SERP/CIC Payments. On or before the Effective Time, Greenwich shall have paid the amounts necessary to fund supplemental executive retirement plan and change in control payment obligations of the UNC Companies as at the Closing Date.

                  Section 9.8 Standby Funding Commitment. On or before the filing of the Registration Statement, Greenwich shall have provided UNC with:
(a) a standby funding commitment from Salomon or another recognized investment banking firm or financial institution, in form and content customary in transactions of such type, to provide the Greenwich Companies and the UNC Companies with a sufficient amount of debt financing which shall enable the Greenwich Companies and UNC Companies on or after the Effective Time to fund any mandatory redemption payments required to be made under the UNC Notes, resulting from the "Change in Control" provisions of the Indentures under which such UNC Notes were issued; and/or (b) written waivers of such "Change in Control" provisions from any or all holders of such UNC Notes.


                                    ARTICLE X
                                     CLOSING

                  Section 10.1 Time and Place Subject to the provisions of Articles VI, VII, VIII and IX hereof, the closing of the transactions contemplated hereby shall take place as soon as practicable after the satisfaction or waiver of the conditions to Closing contained in Articles VIII and IX and simultaneous with the effectiveness of the Registration Statement relating to the Greenwich Equity Offering at the offices of Greenberg, Traurig, Hoffman, Rosen, Lipoff & Quentel, PA, 153 East 53rd Street, New York, New York, at 1:00 P.M., local time, or at such other place, at such other time, or on such other date as the Greenwich, Merger Subsidiary and UNC may mutually agree upon for the Closing to take place.

                  Section 10.2 Deliveries at the Closing At the Closing:

                           (a) There shall be delivered to Greenwich, Merger
Subsidiary and UNC the opinions, certificates and other documents and instruments provided to be delivered under Articles VII and IX hereof.

                           (b) Merger Subsidiary and UNC shall cause the
Certificate of Merger to be filed in accordance with the provisions of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to enable the Merger to become effective.

                                   ARTICLE XI
                         TERMINATION; AMENDMENT; WAIVER

                  Section 11.1. Termination. Notwithstanding adoption of this Agreement by stockholders of UNC and Greenwich, this Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time of the Merger:

                           (a) by the mutual consent of the Boards of Directors
of Greenwich, Merger Subsidiary and UNC; or

                           (b) by either Greenwich or UNC if the Merger shall
not have been consummated on or before the earlier of (i) three Business Days after the date Greenwich's Registration Statement in respect of the proposed Greenwich Securities Offering shall have been declared effective by the SEC, or
(ii) June 30, 1997 (the "Outside Effective Time"); provided, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose act or omission (which act or omission was solely within such party's control), shall have resulted in the Outside Effective Time's having passed without the Merger having been consummated; or

                           (c) by either Greenwich or UNC, if any court of
competent jurisdiction in the United States or other United States governmental body shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; or

                           (d) by Greenwich, if any of the following events have
occurred:

                                    (i) the Merger contemplated by this
Agreement is voted upon by holders of UNC Common Stock at the UNC Stockholders' Meeting, and the votes are not sufficient to satisfy the condition set forth in
Section 7.2; or

                                    (ii) the UNC Board does not recommend in the
Joint Proxy Statement/Prospectus that UNC's stockholders adopt and approve the Merger, this Agreement and the transactions contemplated hereby and thereby for any reason other than the occurrence and continuation of a Greenwich Material Adverse Effect; or

                                    (iii) after recommending in the Joint Proxy
Statement/Prospectus that UNC's stockholders adopt and approve the Merger, this Agreement and the transactions contemplated hereby, the UNC Board shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Greenwich for any reason other than the occurrence and continuation of a Greenwich Material Adverse Effect; or

                                    (iv) if there shall occur a breach by UNC of
any representation or warranty set forth in this Agreement, which breach has a UNC Material Adverse Effect and is within the actual knowledge of any Person listed in Schedule 1.46, or UNC shall breach any covenant or agreement contained in this Agreement which makes consummation of the transaction contemplated hereby either impossible or impracticable for Greenwich.

                           (e) by UNC if, before the Effective Time, a Person or
group makes a bona fide proposal with respect to the acquisition of all or substantially all of UNC's outstanding capital stock or assets, that the Board of Directors of UNC believes in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the stockholders of UNC than the proposal set forth in this Agreement (a "Superior Proposal"); provided that Greenwich does not (in its sole option) elect to make, within ten Business Days after receiving notice of such Superior Proposal, an offer that the Board of Directors of UNC believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the UNC stockholders as such Superior Proposal; or

                           (f) by Greenwich, in the event that any of the
Greenwich Financings contemplated by Section 6.21 of this Agreement, including the proposed Greenwich Securities Offering, shall not be consummated by reason of the occurrence of any of the following:

                                    (i) adverse conditions affecting the
         securities markets generally,

                                    (ii) a Greenwich Material Adverse Effect,

                                    (iii) a UNC Material Adverse Effect,

                                    (iv) the closing price of a share of
         Greenwich Class B Stock as reported on Nasdaq on the trading day immediately preceding a proposed effective date of the Registration Statement for the contemplated Greenwich Securities Offering or on the trading day immediately preceding any contemplated Closing Date shall be $18.46 or less, or

                                    (v) Greenwich shall receive advice from
         Greenwich's managing underwriters or bankers that any of the Greenwich Financings contemplated by Section 6.21 may not (for any of the reasons specified above, or otherwise) be accomplished on substantially the terms and conditions described in the Senior Debt Financing Commitment, Debt Proposal and Equity Proposal which shall have been received by Greenwich pursuant Section 6.21, or such other terms as shall be acceptable to Greenwich and that would not have a Material Adverse Effect on the consolidated Greenwich Businesses and UNC Businesses, after giving pro forma effect to the Merger contemplated hereby; or

                           (g) by UNC, if there shall have occurred and shall be
continuing a Greenwich Material Adverse Effect, or by Greenwich, if there shall have occurred and shall be continuing a UNC Material Adverse Effect, respectively; or

                           (h) by UNC, if:

                                    (i) it shall either be acknowledged in
         writing by Eugene P. Conese, Sr., Eugene P. Conese, Jr. or Robert J. Vanaria, or be proven in a court of competent jurisdiction from which no appeal can or has been taken, that (x) as at the Agreement Date, any of such persons had actual knowledge of a Greenwich Material Adverse Effect existing as at the Agreement Date, which causes a material breach to exist on the Agreement Date of a material Greenwich representation or warranty set forth in Article IV hereof, and (y) Eugene P. Conese, Sr., Eugene P. Conese, Jr. or Robert J. Vanaria willfully and deliberately failed or refused to disclose such Greenwich Material Adverse Effect to UNC, and (z) as a result of such nondisclosed Greenwich Material Adverse Effect, Greenwich is unable to consummate the Greenwich Financings contemplated by Section 6.21 hereof; or

                                    (ii) after all conditions precedent to
         Greenwich's obligation to consummate the Merger set forth in this Agreement, including Article VII and VIII, including all Greenwich Financings, have been fully performed or are capable of being fully performed, Eugene P. Conese, Sr. or Eugene P. Conese, Jr. shall have elected not to vote their shares of Greenwich Class A Stock in favor of the Merger and the transactions contemplated hereby.

                  Section 11.2 Effect of Termination In the event of the termination of this Agreement and the Merger by either Greenwich or UNC, this Agreement shall become void and there shall be no liability hereunder on the part of Greenwich, Merger Subsidiary, or UNC or their respective officers or directors except, in each case, as otherwise provided in Sections 11.3 and 12.1 hereof, which Sections shall survive any such termination and continue in effect thereafter.

                  Section 11.3 Termination Payments and Expenses

                           (a) If this Agreement is terminated:

                                    (i) by Greenwich, pursuant to clauses (ii),
                                        (iii) or (iv) of Section 11.1(d); or

                                    (ii) by UNC, if any of the events set forth
                                        in Section 11.1(e) shall have occurred;

then UNC shall promptly pay to Greenwich the sum of $20 million.

                  (b) Each party hereto acknowledges that the agreements contained in this Section 11.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties hereto would enter into this Agreement. Accordingly, if any party hereto fails to pay any amounts pursuant to this Section 11.3, and, in order to obtain such payment, legal action is commenced which results in a judgment therefor, the liable party will pay the plaintiff's reasonable costs (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined pursuant to this Section 11.3 (computed from the date when such amounts were due and payable pursuant to this Section 11.3) and such costs (computed from the date or dates incurred) at the prime rate of interest announced from time to time by Citibank, N.A. The parties' obligations pursuant to this Section 11.3 will survive any termination of this Agreement.

                  (c) Except as provided for in Section 11.3(d), in the event that Greenwich shall terminate this Agreement by reason of any of the events specified in Section 11.1, none of the Greenwich Companies nor their Affiliates shall have any liability or obligation to any of the UNC Companies or their Affiliates under this Agreement, or otherwise.

                  (d) In the event that UNC shall be entitled to terminate this Agreement by reason of the occurrence of the events contemplated by Section 11.1(h) hereof, then Greenwich shall promptly pay to UNC the sum of $20 million.

                  (e) The remedies of the respective parties set forth in this
Section 11.3 constitute full and complete liquidated damages and represent the sole and exclusive remedies at law of a party electing to terminate this Agreement pursuant to Section 11.3; provided, that nothing herein contained shall prevent a party entitled to seek specific performance of this Agreement from applying to and obtaining from a court of competent jurisdiction such equitable relief as such court may deem proper in the circumstances.

                  (f) Except as provided in this Section 11.3, all costs and expenses incurred in connection with this Agreement shall be paid in accordance with Section 12.1.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  Section 12.1 Expenses Except as provided in Section 11.3, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

                  Section 12.2 No Survival of Representations and Warranties The respective representations and warranties, obligations, covenants and agreements of UNC, Greenwich and Merger Subsidiary contained herein or in any Exhibit or Schedule, certificate or letter delivered pursuant hereto shall expire with, and be terminated and extinguished by, the effectiveness of the Merger.

                  Section 12.3 Headings The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  Section 12.4 Notices All notices or other communications required hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by telecopy (which is confirmed) or 72 hours after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)      if to Greenwich or Merger Subsidiary, to:

                   Greenwich Air Services, Inc.
                   4590 NW 36th Street
                   Miami International Airport, Building 23
                   Miami, Florida 33122
                   Attention: Eugene P. Conese, Sr.,
                              Chairman and Chief Executive Officer
                   Telecopy: (305) 526-7005

with a copy to:    Greenberg Traurig Hoffman Rosen Lipoff & Quentel
                   153 East 53rd Street
                   New York, New York 10022
                   Attention: Stephen A. Weiss, Esq.
                   Telecopy:  (212) 223-7161

          (b)    if to UNC, to:

                 UNC Incorporated
                 175 Admiral Cochrane Drive
                 Annapolis, Maryland 21401
                 Attention: Dan A. Colussy, Chairman and Chief Executive Officer
                 Telecopy:  (410) 224-0439

with a copy to:  Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.,
                 One South Street
                 Baltimore, Maryland 21202
                 Attention: Michael L. Quinn, Esq.
                 Telecopy:  (410) 332-8594

                  Section 12.5 Assignment This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Subsidiary may assign all of its rights, interests and obligations hereunder to Greenwich or to another wholly owned subsidiary of Greenwich, provided that such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Such assignment may be effected by merging UNC with and into Greenwich simultaneously with or subsequent to the Effective Time.

                  Section 12.6 Complete Agreement This Agreement, including the schedules, exhibits and other writings referred to herein or delivered pursuant hereto, and the Confidentiality Agreement together contain the entire understanding of the parties with respect to the Merger and the related transactions and supersede all prior arrangements or understandings with respect thereto.

                  Section 12.7 Modifications, Amendments and Waivers At any time prior to the Effective Time of the Merger (notwithstanding any stockholder approval), if authorized by their respective Boards of Directors and to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived by the party which is, or whose stockholders are, entitled to the benefits thereof; provided, however, that after this Agreement is adopted by UNC's stockholders, no such amendment or modification shall be made which changes the shares of Greenwich Class B Stock and cash into which UNC Common Stock and UNC Series B Preferred Stock is to be converted as provided in this Agreement or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. Any written instrument or agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of Greenwich, UNC and Merger Subsidiary by a person authorized to sign this Agreement.

                  Section 12.8 Counterparts This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  Section 12.9 Governing Law This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

                  Section 12.10 Accounting Terms All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

                  Section 12.11 Severability If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



                   [Balance of this page intentionally blank]

         IN WITNESS WHEREOF, Greenwich, Merger Subsidiary and UNC have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                          GREENWICH AIR SERVICES, INC.




                          By: /s/ Eugene P. Conese, Sr.
                             -------------------------------------
                          Name:  Eugene P. Conese, Sr.
                          Title:   Chairman and Chief Executive Officer
ATTEST:

                          CONDOR ACQUISITION
CORPORATION




                          By: /s/ Eugene P. Conese, Sr.
                             -------------------------------------
                          Title:   Chairman and Chief Executive Officer
ATTEST:

                          UNC INCORPORATED




                          By: /s/ Dan A. Colussy
                             ------------------------------------
                          Name: Dan A. Colussy
                          Title:  Chairman and Chief Executive Officer
ATTEST:

                                                                       Exhibit B

      [Form of Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.,
                           a Professional Corporation]





                                 [Closing Date]





Greenwich Air Services, Inc.

4590 NW 36th Street, Building 23

Miami, Florida 33122



Dear Sirs:



                                 [Introduction]



         1. UNC (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted and (iii) is qualified or licensed to do business and in good standing in every jurisdiction in which ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures, if any, to be so qualified and in good standing, which, when taken together with all such failures, would not in the aggregate have a UNC Material Adverse Effect.

         2. UNC has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by UNC and constitutes (assuming due authorization, execution and delivery of the Agreement by the other parties thereto) a valid, enforceable and binding agreement of UNC, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



                                       Very truly yours,

                                                                       Exhibit C





        [Form of Opinion of Greenberg Traurig Hoffman Rosen & Quentel PA]





                                 [Closing Date]





UNC Incorporated.

175 Admiral Cochrane Drive

Annapolis, Maryland 21401



Dear Sirs:



                                 [Introduction]



         1. Each of the Greenwich and Merger Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted and (iii) is qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction in which the ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures to be so qualified and in good standing, if any, which when taken together with all such other failures would not in the aggregate have a Greenwich Material Adverse Effect.

         2. Each of Greenwich and Merger Subsidiary has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by Greenwich and Merger Subsidiary and constitutes (assuming due authorization, execution and delivery of the Agreement by UNC) a valid, enforceable and binding agreement of each of Greenwich and Merger Subsidiary, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


                                              Very truly yours,

                                February 13, 1997




Board of Directors
Greenwich Air Services, Inc.
4590 NW 36th Street
Miami, Florida 33122




                   Agreement to Vote Shares of UNC Corporation
                   -------------------------------------------

Gentlemen:

                  I, the undersigned stockholder of UNC Incorporated ("UNC"), to induce Greenwich Air Services, Inc. ("Greenwich") to enter into the Agreement and Plan of Reorganization, dated as of February 13, 1997, by and among Greenwich and UNC (the "Agreement"), hereby agree as follows:

                           (a) to vote all shares of UNC Common Stock over which
I exercise voting control (the "Shares") for approval of the Certificate of Merger at the UNC Stockholders Meeting, unless and until the Board of Directors of UNC recommends to its stockholders a Superior Proposal or otherwise, in the exercise of its fiduciary duties upon the advice of counsel, withdraws, amends or modifies in any manner adverse to Greenwich its favorable recommendation of the Certificate of Merger;

                           (b) that I will not sell, transfer, pledge, give,
hypothecate, assign or otherwise alienate or transfer (including any transfer by operation of law or by will or by the laws of descent and distribution) any of my voting rights with respect to the Shares, except to a person who is a party to a voting agreement with Greenwich in the form of this letter;

                           (c) irreparable damage would occur in the event any
of the provisions of this agreement were not performed in accordance with the terms hereof and Greenwich shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity;

                           (d) this agreement constitutes the entire agreement
between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the successors, assigns, heirs, executors and personal representatives (as applicable) of the parties hereto;

                           (e) this agreement will be governed by and construed
in accordance with the laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof;

                           (f) capitalized terms not otherwise defined herein
shall have the meanings given to them in the Agreement; and

                           (g) this agreement shall automatically terminate upon
the termination (before Closing) of the Agreement.

                  The obligations of the undersigned stockholder of UNC pursuant to this letter agreement shall terminate upon any termination of the Agreement in accordance with Section 8.1 thereof.

                                             Very truly yours,



Dated: February 13, 1997                     Signed:__________________________

                                             Print Name:______________________

                                February __, 1997


Greenwich Air Services, Inc.

_____________________________

_____________________________


Gentlemen:

                  In accordance with Section   of the Agreement and Plan of
Reorganization (the "Agreement") by and among Greenwich Air Services, Inc. ("Greenwich") and UNC Incorporated ("UNC"), and in consideration of the registration rights granted pursuant to Section 6.13 of the Agreement, I represent and agree as follows:

          1. I will comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities and Exchange Commission's rules and regulations thereunder, and will not offer to sell, sell or otherwise dispose of any shares of Greenwich Class B Stock that I will receive in the Merger except in compliance with Rule 145 under the Securities Act or following receipt of an opinion of counsel to Greenwich that the provisions of such rule need not be observed.

          2. I agree that the certificates for shares of Greenwich Class B Stock I will receive in the Merger may bear the following legend:

         "Shares represented by this certificate are subject to restrictions as to transfer by virtue of provisions of the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission thereunder. Such shares may not be transferred except upon compliance with 17 CFR 230.145(d) or the favorable opinion of counsel for Greenwich Holdings, Inc. that such transfer will not constitute or result in a violation of the Securities Act of 1933."

Execution of this letter agreement by the undersigned shall not constitute an acknowledgment that the undersigned is an "affiliate" of UNC, as such term is used under the federal securities laws, for any purpose. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

                                   Very truly yours,

                                   SIGN HERE:_______________________________

                                   PRINT NAME:_____________________________